UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

SCHEDULE 14A

_______________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

T1 Energy Inc.
_________________________________________________________________

(Name of Registrant as Specified in its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 23, 2025

Dear shareholders,

Welcome to the new T1 Energy. We are building domestic solar and battery supply chains to invigorate America with scalable, reliable and low-cost energy. The advanced economies of the world are entering a new phase of rapidly increasing electricity consumption driven by power for datacenters and AI, electrification and manufacturing. We are manufacturing the equipment to make earth’s most abundant energy — solar — usable. And we’re doing it today.

Our mission at T1 is to provide the solar modules and batteries that will deliver abundant energy. We plan to build a domestic supply chain that creates jobs and opportunity in the United States while significantly lowering the risk associated with tariffs and cross-border detainments. Our customers are eager for a supply of American solar to meet domestic content requirements and we are executing our strategy to meet this demand by the end of 2026. And not just any solar module. We plan to provide gigawatts of the U.S. manufactured high efficiency, TOPCon modules with U.S. polysilicon that developers want.

Our plan is already being put into action. At the end of last year, we closed the acquisition of Trina Solar’s U.S. manufacturing assets. The crown jewel of the transaction is the brand new five-gigawatt solar module manufacturing facility in Wilmer, Texas, we call G1_Dallas. Five months later, we announced that G1_Dallas was fully commissioned and operational. It is one of the world’s most advanced solar manufacturing facilities. At peak output, we can generate enough industry leading TOPCon modules every day to power a small city.

This is only the first step toward building an integrated domestic solar supply chain. In March, we announced the selection of Sandow Lake Ranch, in Milam County, outside of Austin, as the site of G2_Austin, our planned five-gigawatt solar cell factory. Add to that our contract to source pure polysilicon from Michigan, and you can see how far we’ve come and fast we’re moving to assemble this domestic supply chain.

There is no time to waste. Globally, we’re in the early years of an electricity super-cycle. Electricity demand is rising, driven by AI hyperscale and data facilities, the electrification of the economy and reshoring of advanced manufacturing. Meeting that demand is a necessity, not a wish list. Solar is one of the fastest growing energy sources in the history of the world. The ability to harness it effectively, with modules and batteries, will determine which nations flourish today and into the future. We believe that solar and storage offers the most efficient, low-cost, nimble and appropriate way to meet this rising demand. Rystad Energy reported that last year, 85% of new capacity additions to U.S. power grids were solar energy and battery storage. They are becoming the backbone of global power.

We believe there is an enormous opportunity for a world-class manufacturer of solar and storage assets in the United States. We intend to be that manufacturer: An American energy champion, focused on establishing sustainable competitive advantages, generating free cash flow and creating shareholder value.

The U.S. needs domestic, increasingly localized manufacturing supply chains. We intend to satisfy that unmet need to the lasting benefit of T1’s shareholders, customers, employees, partners, and the communities in which we work.

The world needs more energy in all forms to satisfy energy demand growth and eliminate energy poverty. At T1, we believe in this all-of-the-above approach. Energy development is not a zero-sum game between renewables and fossil fuels. Our leadership team has backgrounds in international and domestic oil and gas development, solar and batteries, energy and power, finance and investing. We also have people with deep experience in building and operating solar facilities. We’ve been in the business of delivering energy for years.

We’re proud to be manufacturing in Texas, part of a wave of advanced manufacturing coming back to the United States. We call this Make America. It’s about making solar and storage equipment in America. But it’s also about providing reliable, low-cost energy to help others Make America... Stronger... Smarter... More Productive.

We are convinced that our strategy has put us on the right path, but we acknowledge there are and will continue to be growing pains. On our recent first quarter earnings conference call, we reduced our 2025 financial and operating guidance as a result of temporary uncertainty around federal tariff, trade and tax policy. But we are committed to acting nimbly to promote the interests of T1’s shareholders and to ensure we produce the highest efficiency modules available.

At T1 Energy, when we identify challenges, we communicate about them transparently. We find solutions and implement them rapidly. While we navigate near-term market uncertainties, we will remain focused on the larger prizes waiting beyond this year. For the remainder of 2025, our priorities are to ramp production and deliveries from G1_Dallas, raise the funding we require to start construction of G2_Austin and to grow T1’s commercial enterprise through direct engagement with our customers. This is the path to establishing a cash flow powerhouse.

As investors and developers move at an accelerated pace to deploy energy assets, government policy has a vital role to play as well. It must recognize that not all solar and batteries are equal. Most of the solar supply chain is currently either based in China or in Southeast Asia. For now, that includes T1. Although our supply chain is bookended in the United States with polysilicon from Michigan and modules from Texas, we currently source our wafers and solar cells from Southeast Asia. We have committed to U.S. domestic content and creating a responsible supply chain. Many of our peers have not. The industry has been plagued by modules built from polysilicon produced in China, some of which has historically been produced with coal-fired electricity and forced labor. Much of that polysilicon, following impossible to trace trade routes, ends up in solar modules here in the United States.

It is a moral imperative for this to end. But there’s also a financial imperative for developers to avoid tainted modules. U.S. anti-dumping regulations and tariffs are raising risks for imported modules. The U.S. is detaining hundreds of shipments of imported solar modules, delaying delivery and often denying entry, as its search for modules made from forced labor grows more sophisticated.

For solar to reach its potential and provide much-needed gigawatts to Americans and American industry, it must be accepted as an American product. In the future, we believe there will be two kinds of solar modules. There will be solar with a transparent supply chain that sources its polysilicon from places like Michigan, where we source the majority of our supply of the refined material. And then there will the other kind of solar. Solar with untraceable components. Opaque solar.

We are building a supply chain to produce transparent, domestic solar. Domestic solar energy is energy security and energy security leads to economic prosperity. There is a long-term trend towards electrification, driven by solar energy and storage assets. There’s this big fiery ball in the sky giving away terawatts of energy. We plan to make good use of this natural endowment, and we can’t do it alone. There’s a role for lots of other energy sources. We’re going to need it all.

Sincerely,

Daniel Barcelo

Chief Executive Officer and Chairman of the Board

T1 Energy Inc.
1211 E 4th St.
Austin, Texas 78702

May 23, 2025

Dear Stockholder:

You are cordially invited to attend T1 Energy Inc.’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on June 25, 2025 at 12:00 p.m. Eastern Time, online at www.virtualshareholdermeeting.com/TE2025.

The matters to be acted on at the Annual Meeting are described in the enclosed notice and proxy statement.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the Annual Meeting. To attend, vote, and submit questions at the Annual Meeting, please log in to www.proxyvote.com using the control number on your proxy card or voting instruction form. You may revoke your proxy and reclaim your right to vote at any time prior to its use at the Annual Meeting. The proxy statement includes information on what you will need to do to attend the virtual Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Daniel Barcelo
Daniel Barcelo
Chief Executive Officer and Chairman of the Board

T1 Energy Inc.
1211 E 4th St.
Austin, Texas 78702

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 25, 2025

________________________________

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of T1 Energy Inc. (the “Company,” “T1,” “T1 Energy,” “we,” “us” or “our”), to be held on Wednesday, June 25, 2025, at 12:00 p.m. Eastern Time, online at www.virtualshareholdermeeting.com/TE2025.

At the Annual Meeting, stockholders will be invited to consider and vote upon the following matters:

1.      Election of nine directors to serve for a one-year term of office expiring at the 2026 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.      Ratification of the appointment of PricewaterhouseCoopers AS as our independent registered public accounting firm for the year ending December 31, 2025;

3.      Advisory vote on the compensation of our named executive officers, also known as the “say-on-pay” proposal; and

4.      Any other matter that properly comes before the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The board of directors has fixed the close of business on May 14, 2025, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for 10 days prior to the Annual Meeting at our principal executive office at 1211 E 4th St. Austin, Texas 78702. Your vote is very important to the Company and all proxies are being solicited by the board of directors. Therefore, whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible by (i) accessing the internet site www.proxyvote.com or by scanning the QR barcode in the proxy materials provided to you or (ii) signing, dating and returning a proxy card or instruction form provided to you. Internet voting will be available 24 hours a day, up until 11:59 p.m., Eastern Time on June 24, 2025.

By Order of the Board of Directors,
/s/ Michael Stephan
Michael Stephan
Corporate Secretary

i

T1 Energy Inc.
1211 E 4th St.
Austin, Texas 78702

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PROXY STATEMENT

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INFORMATION ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

General

This proxy statement is furnished to stockholders of T1 Energy Inc., a Delaware corporation (the “Company” or “T1 Energy”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 25, 2025, at 12:00 p.m. Eastern Time, online at www.virtualshareholdermeeting.com/TE2025. This solicitation of proxies is made on behalf of the Company’s board of directors (the “Board”).

On January 29, 2021, FREYR AS, a private limited liability company organized under the laws of Norway (“FREYR Legacy”) and Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), among others, entered into that certain Business Combination Agreement (the “BCA”) to effect a merger between the companies (the “Business Combination”). FREYR Battery, a Luxembourg public limited liability company (société anonyme) (“FREYR Lux”) was formed on January 20, 2021, to complete the Business Combination and to serve as the successor entity to FREYR Legacy, the predecessor entity. The merger was completed in multiple stages, pursuant to the terms of the BCA. On July 8, 2021, FREYR Lux’s ordinary shares and warrants began trading on the New York Stock Exchange (“NYSE”) and on July 9, 2021, FREYR Lux completed the Business Combination and FREYR Legacy and Alussa became wholly owned subsidiaries of FREYR Lux.

In 2023, FREYR Lux announced a process to redomicile from Luxembourg to the United States pursuant to an Agreement and Plan of Merger, dated as of October 13, 2023 (the “Merger Agreement”) and the Common Draft Terms of Cross-Border Merger (projet commun de fusion transfrontalière), (the “Cross-Border Merger Agreement”), by and between FREYR Lux and FREYR Battery, Inc. (“FREYR”). At its Extraordinary General Meeting of Shareholders held on December 15, 2023, the shareholders of FREYR Lux approved by the requisite majority the merger of FREYR Lux with and into FREYR, with FREYR as the surviving entity (the “Merger”). On December 31, 2023, FREYR Lux completed the Merger and redomiciliation pursuant to the terms of the Merger Agreement and Cross-Border Merger Agreement and, as a result of the Merger, FREYR became the successor issuer to FREYR Lux. On February 19, 2025, FREYR Battery, Inc. changed its corporate name to T1 Energy Inc.

For the purposes of this proxy statement, references to the “Company,” “T1,” “T1 Energy,” “we,” “our,” “us” and similar terms mean, as of any time prior to the redomiciliation, FREYR Lux and, as of any time after the redomiciliation, T1 Energy, and where appropriate, their respective wholly owned subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Wednesday, June 25, 2025

This proxy statement and our Annual Report for the year ended December 31, 2024 are available free of charge at www.proxyvote.com.

Annual Meeting Proposals

You will be asked to vote on the following proposals at the Annual Meeting:

1.      Election of nine directors to serve for a one-year term of office expiring at the 2026 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.      Ratification of the appointment of PricewaterhouseCoopers AS as our independent registered public accounting firm for the year ending December 31, 2025;

3.      Advisory vote on the compensation of our named executive officers (“NEOs”), also known as the “say-on-pay” proposal; and

4.      Any other matter that properly comes before the Annual Meeting.

Who Can Vote

At the close of business on May 14, 2025 (the “Record Date”), there were 155,938,092 shares of our common stock, par value $0.01 per share (“Common Stock”), outstanding. Each share of our Common Stock outstanding on the Record Date is entitled to one vote on each of the nine director nominees and one vote on each other matter. Your shares of Common Stock may be voted at the Annual Meeting, or any adjournment or postponement thereof, only if your shares are represented by a valid proxy or you are present in person at the Annual Meeting.

Voting by Stockholders of Record

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy via the internet or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the Annual Meeting may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TE2025, entering the applicable control number, and following the instructions on the Annual Meeting website.

Voting by Beneficial Owners (Holders in “Street Name”)

If your shares are held in a stock brokerage account or by a bank, trust or other nominee (each, a “broker”), then you are not considered the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders may vote by proxy by following the instructions provided in the voting instruction form or other materials provided to you by the broker that holds your shares. If you do not provide specific voting instructions to the nominee that holds your shares, such nominee will have the authority to vote your shares only with respect to the ratification of the selection of PricewaterhouseCoopers AS as our independent registered public accounting firm (such proposal is considered a “routine” matter under New York Stock Exchange (“NYSE”) rules), and your shares will not be voted and will be considered “broker non-votes” with respect to the other proposals (such proposals are considered “non-routine” matters under NYSE rules). To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/TE2025, enter the applicable control number and follow the instructions on the Annual Meeting website. You may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

Quorum

A quorum is required in order to hold and conduct business at the Annual Meeting. The holders of at least a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date present in person or represented by proxy shall constitute a quorum.

If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker submits a proxy covering your shares. Your broker is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker on how to vote on those matters. Please see below under “— Broker Non-Votes.”

Deadline for Submitting Your Proxy on the Internet

Internet voting will close at 11:59 p.m., Eastern Time, on June 24, 2025. Stockholders who submit a proxy by internet need not return a proxy card or the voting instruction form forwarded by your broker by mail. YOUR VOTE IS VERY IMPORTANT. Please submit your vote in advance, even if you plan to attend the Annual Meeting.

Voting at the Annual Meeting

If you plan to attend the Annual Meeting, you may vote during the virtual meeting. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below under “— Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Corporate Secretary, T1 Energy Inc., at our principal executive office at T1 Energy Inc. 1211 E 4th Street., Austin, Texas 78702, (ii) duly submitting a later-dated proxy over the internet, by mail, or (iii) attending the Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, you may change your voting instructions by following the instructions of your broker or attending the Annual Meeting and voting during the meeting.

If You Receive More Than One Proxy Card

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by internet, submit one proxy for each proxy card you receive.

How Your Shares Will Be Voted

Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

If you are the record holder of your shares and submit your proxy without specifying how your shares are to be voted, your shares will be voted as follows:

•        FOR the election of each of the nine director nominees;

•        FOR the ratification of the appointment of PricewaterhouseCoopers AS as our independent registered public accounting firm for the year ending December 31, 2025; and

•        FOR the advisory vote on the compensation of our NEOs.

In addition, the proxy holders named in the proxy are authorized to vote at their discretion on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof as of the date of this proxy statement. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

Broker Non-Votes

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of PricewaterhouseCoopers AS as our independent registered public accounting firm. Brokers do not have discretionary authority, however, to vote on director elections or the say-on-pay proposal.

Votes Required

The following table summarizes the voting requirements and the effects of broker non-votes or abstentions on each of the proposals to be voted on at the Annual Meeting:

	Proposals	Required Vote	Effect of Broker Non-Votes	Effect of Abstentions
1.	Election of Directors	Majority of votes cast for each nominee	None	None
2.	Ratification of the Appointment of Independent Registered Public Accounting Firm	Majority of shares of Common Stock present at the Annual Meeting and entitled to vote on the proposal	None	Against
3.	Advisory Vote on the Compensation of Our NEOs	Majority of shares of Common Stock present at the Annual Meeting and entitled to vote on the proposal	None	Against

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services. We also have engaged Okapi Partners LLC to assist us in soliciting proxies. We have agreed to pay Okapi Partners LLC a fee of $15,000 plus reimbursement of reasonable out-of-pocket expenses and associated disbursements.

Householding

Pursuant to the rules of the SEC, T1 Energy and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of T1 Energy’s annual report to stockholders and T1 Energy’s proxy statement. Upon written or oral request, T1 Energy will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may request that T1 Energy deliver single copies of such documents in the future. Stockholders may notify T1 Energy of their requests by calling or writing to T1 Energy at 1211 E 4th St., Austin, Texas 78702, Attention: Investor Relations, (+1) 409 599-5706.

Attendance at the Annual Meeting

We are pleased to welcome stockholders to our Annual Meeting, which will be held in a virtual format only. You may attend the Annual Meeting, as well as vote and submit questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/TE2025 and logging in with the 16-digit control number found in the proxy card or voting instruction form. If you are a beneficial owner of shares, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

Online access to the webcast will open at approximately 15 minutes before the meeting begins to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/TE2025.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board has nominated each of the following nine persons to stand for election for a term expiring at the 2026 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal: Daniel Barcelo, Peter Matrai, Todd Jason Kantor, David J. Manners, Tore Ivar Slettemoen, Daniel Artemus Steingart, Jessica Wirth Strine, W. Richard Anderson and Mingxing Lin. Each of the nominees has consented to serve as a director of the Board. Should any of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the Board.

We have set forth below information regarding each person nominated to stand for election, including the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director. Our Corporate Governance and Nominating Committee and the Board believe that the experience, qualifications, attributes, and skills of our Board nominees provide the Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders.

Our Board approaches recruitment and refreshment with a focus on the wide range of skills and experiences that relate to the Board’s role in overseeing risk and strategy on behalf of our shareholders, including: industry expertise, financial acumen, risk management, operational expertise, executive leadership, and government affairs among other factors. In addition, we seek to incorporate a wide range of viewpoints, including backgrounds and perspectives that draw from differences in national origin, occupational background, academic and research training, as well as traditional demographic factors. We believe that incorporating all of these considerations ensures that our Board will benefit from diversity of thought and independent thinking.

Name	Age	Position
Daniel Barcelo	55	Chief Executive Officer (“CEO”) and Chairman of the Board
W. Richard Anderson	71	Director
Todd Jason Kantor	46	Director
Mingxing Lin	43	Director
David J. Manners	70	Director
Peter Matrai	52	Director
Tore Ivar Slettemoen	67	Director
Daniel Artemus Steingart	47	Director
Jessica Wirth Strine	46	Director

Daniel Barcelo

Daniel Barcelo, 55, is the Company’s Chief Executive Officer, has served as a director of T1 Energy since the consummation of the Business Combination and was appointed Chief Executive Officer in November 2024. He is also the founder and CEO of Alussa Energy LLC, and was the founder, CEO and President of Alussa Energy Acquisition Corp. Prior to founding Alussa Energy in 2019, he was a Director of Research and Portfolio Manager at Moore Capital Management from 2008 to 2011 and an Equity Research Analyst with Lehman Brothers from 1998 to 2004, Bank of America from 2004 to 2008, and Managing Director and Head of Oil & Gas at Renaissance Capital from 2011 to 2012. He has also served as Chief Financial Officer of Ruspetro plc from 2012 to 2014, Head of Corporate Finance of Lekoil Limited from 2015 to 2016 and previously worked at Invicti Terra Argentina Limited from 2017 to 2019. Mr. Barcelo is a graduate of Syracuse University with a Bachelor of Science in Finance and is also a Chartered Financial Analyst® charter holder. We believe Mr. Barcelo is qualified to serve on the Board due to his extensive experience in international energy finance and emerging markets, financial accounting and valuation expertise, and energy transition strategy and industry expertise.

W. Richard Anderson

W. Richard Anderson, 71, has served as a director of T1 Energy since November 2024. Mr. Anderson has been Chief Executive Officer of Coastline Exploration Limited (formerly SOMA Oil and Gas), since 2015, with exploration license interests in deep water, offshore Somalia. Mr. Anderson has over 40 years’ experience in the financial aspects of energy related companies, and started his career in audit with PricewaterhouseCoopers, followed by 16 years as a managing and tax partner of Hein & Associates LLP, where he focused on mergers and acquisitions, cross-border transactions and numerous initial and secondary public offerings. From December 1998 to August 2007, he was President and Chief Executive Officer of Prime Natural Resources, Inc. an independent oil and gas exploration and production company, active in the United States, South America and Kurdistan. From 2008 to 2015 he was Chief Financial Officer of Eurasia Drilling Company Ltd (LSE: EDCL), a large oil and gas drilling company in Russia, where he led the company in various executive and director capacities from its initial public offering in 2007 to a privatization in 2015. For the past 25 years, Mr. Anderson has also been a director of various public companies in the energy, exploration and resource extraction industries, assisting companies with initial public offerings and debt issuances, sourcing of other third-party financing, reorganizations, trade sales, pay outs of special dividends, issuing special awards to management teams and conducting internal investigations with the assistance of outside counsel and forensic accountants. He has served on various Audit Committees and as Chairman of the same. From April 2014 to April 2019, he served as a Director and Chairman of the Compensation Committee of Gulf Marine Services (LON: GMS); from August 2008 to the present as a Director of Eurasia Drilling Company Limited and member of the Audit Committee (LON: EDCL) and from December 2013 to the present as a Director of Coastline Exploration Limited (formerly SOMA Oil and Gas). Mr. Anderson’s professional qualifications include membership in the AICPA, Texas Society of Certified Public Accountants, Houston Chapter of Texas Society of CPAs and the Society of Exploration Geophysicists. Mr. Anderson graduated from the University of Colorado, magna cum laude, in 1978 and then obtained a Masters in taxation from the University of Denver in 1985. Mr. Anderson was recommended as a director nominee by another director. We believe Mr. Anderson is qualified to serve on the Board because of his extensive operational, public company director and finance experience in the energy, exploration and resource extraction industries, and extensive experience on numerous public company audit committees.

Todd Jason Kantor

Todd Jason Kantor, 46, has served as a director of T1 Energy since April 2024. Mr. Kantor is the Founder, Portfolio Manager and Managing Member of Encompass Capital Advisors, LLC, an investment adviser registered with the SEC which he launched in 2012. He has over 24 years of experience in the global energy markets as a portfolio manager, analyst, trader, and investment banker. Mr. Kantor manages two alpha-driven long/short equity strategies focused on bottom-up fundamental analysis across the traditional energy and renewables sectors. Prior to founding Encompass Capital, he was a portfolio manager at Citadel LLC’s PioneerPath Capital platform from May 2008 to January 2012, a senior research analyst at Touradji Capital, LP from May 2005 until May 2008, and a senior research analyst and equity trader at Solstice Equity Management from April 2002 until May 2005. Mr. Kantor has a B.B.A. degree, with a concentration in Finance, from the Goizueta Business School at Emory University. Mr. Kantor was recommended as a director nominee by a stockholder. We believe Mr. Kantor is qualified to serve on the Board because of his long leadership experience in finance and investment management, his deep knowledge of the energy industry and his experience in investing in energy transition and energy storage.

Mingxing Lin

Mingxing Lin, 43, has served as director and Chief Strategy Officer of T1 Energy since December 2024. Mr. Lin has over 15 years of finance and multinational management experience. Prior to joining T1 Energy, Mr. Lin served as a manager and deputy head at the Germany Project Team of China Development Bank in Frankfurt, Germany, from October 2010 to December 2020. Mr. Lin was a senior manager of China Everbright Bank Luxembourg Branch from January 2021 to May 2021. From June 2021 to January 2023, Mr. Lin served as an executive director at Fosun Management (Germany) GmbH in Frankfurt am Main, Germany. Since February 2023, Mr. Lin has served as the Head of Overseas Investment and Financing Center and Head of Finance of Overseas Joint Venture Business Unit of Trina Solar Energy Development Pte. Ltd. in Singapore. Mr. Lin received his Bachelor of Economics in Finance from Wuhan University in September 2004 and Bachelor of Science of Engineering in Materials Science and Engineering from Wuhan University of Technology in June 2004. In June 2006, he received his Master of Science of Engineering in Building Materials Science from Wuhan University of Technology. In February 2024, Mr. Lin received his EMBA in Business Administration from Frankfurt School of Finance and Management. We believe Mr. Lin is qualified to serve on the Board due to his extensive business, finance, strategy and leadership experience.

David J. Manners

David J. Manners, 70, has served as a director of T1 Energy since April 2024. Mr. Manners previously founded the Decapolis Group LLC, which was an international consulting firm focused on global oil and gas and renewable energy projects. Prior to founding the Decapolis Group in 1999, he served for 20 years at the U.S. Central Intelligence Agency (“CIA”), which included multiple tours abroad, including serving on two occasions as the CIA’s Chief of Station. Separately, Mr. Manners has for many years provided analyses of global affairs and risks to leading U.S. investment banks, hedge funds, and private equity firms. Mr. Manners graduated with Merit from the United States Naval Academy with a B.S. in European Studies, and he holds an M.A. in Government, with a Certificate in National Security Studies, from Georgetown University. Mr. Manners was recommended as a director nominee by a stockholder. We believe Mr. Manners is qualified to serve on the Board because of his deep experience and expertise in geopolitical, public and government affairs, his vast experience and contacts in international affairs and business, and his extensive experience in evaluating risk across industries.

Peter Matrai

Peter Matrai, 52, has served as a director of T1 Energy since the consummation of the Business Combination. He previously served as a director of FREYR Legacy. Mr. Matrai joined FREYR Legacy’s Board of Directors in June 2019. Prior to and concurrently with joining FREYR Legacy, Mr. Matrai has served as co-founder and Managing Partner at EDGE Global LLC (“EDGE Global”), which offers scaling services to sustainability-focused companies, since September 2017. Prior to EDGE Global, Mr. Matrai was Senior Advisor at SYSTEMIQ Ltd. from May 2016 to September 2017. Prior to SYSTEMIQ Ltd., Mr. Matrai was Chief Financial Officer at Joule Unlimited from July 2015 to April 2016. Mr. Matrai has served on the Board of Directors of the not-for-profit HTTP Foundation since November 2004. Mr. Matrai holds a B.S. in Economics and M.Sc. in Finance from Budapest University of Economics, an M.Sc. in Financial Services and Banking Techniques from Université Panthéon- Assas and an M.B.A. from University of Chicago Booth School of Business. We believe Mr. Matrai is qualified to serve on the Board because of his experience licensing and commercializing emerging low-emissions and disruptive technologies as well as his intimate familiarity with FREYR Legacy’s business.

Tore Ivar Slettemoen

Tore Ivar Slettemoen, 67, has served as a director of T1 Energy since April 2024. Mr. Slettemoen was the initiator and founder of FREYR Legacy. He served as a director on the board of FREYR Legacy and was a significant shareholder from its inception in 2018 until the listing on NYSE in July 2021. For the last 10 years, Mr. Slettemoen has owned the Vanir group — a green industry developer engaged in developing utility scale companies in the green transition with activities within onshore wind power, offshore wind power, solar power, batteries, power systems, steel, DAC (direct air capture), LNG (liquid natural gas) and fertilizer companies. Mr. Slettemoen has served as CEO, director and chairman of a number of companies within the Vanir group over this period, and is currently chairman of Teknovekst AS and Vanir Schad AG, and director of Vanir Green Industries 1 AS. Mr. Slettemoen has more than 40 years of experience in the energy and mechanical industries, and prior to Vanir, held roles ranging from apprentice/welder, engineer, technical manager, venture capital VP, CEO and chairman. He has broad experience with start-ups as well as major industrial companies, such as Saga Petroleum AS, Equinor ASA (then Statoil) and FMC. Mr. Slettemoen holds a MSc in Mechanical Engineering from Norwegian Institute of Technology and a Master of Management from Kellogg School of Management at Northwestern University in Chicago.

Mr. Slettemoen was appointed to the Board pursuant to that certain cooperation agreement, dated April 18, 2024, by and among the Company, Teknovekst Invest AS, Vanir Invest Holding AS, Teknovekst AS and Mr. Slettemoen (together with Teknovekst Invest AS, Vanir Invest Holding AS and Teknovekst AS, the “Investors”). See the Company’s Form 8-K filed with the SEC on April 18, 2024 for additional information. We believe Mr. Slettemoen is qualified to serve on the Board because of his broad knowledge of and extensive experience within the energy and mechanical industries, and his familiarity with FREYR Legacy’s business.

Daniel Artemus Steingart

Daniel Artemus Steingart, 47, has served as a director of T1 Energy since January 2023. Currently, he is the Stanley-Thompson Professor of Chemical Metallurgy at Columbia University in New York where he also serves as the Co-Director of the Columbia Electrochemical Energy Center. Dr. Steingart has served as Advisor to Electra since 2020, co-founder of Liminal Insights Inc. since 2015 and Industry Advisor to Sila Nanotechnologies Inc. since 2016. Prior to joining Columbia University in 2019, he was an associate professor in Princeton’s Department of Mechanical and Aerospace Engineering and the Andlinger Center for Energy and the Environment from 2013 to 2019. Earlier, he was an assistant professor in chemical engineering at the City College of the City University of New York. Dr. Steingart holds a Ph.D. in Materials Science from the University of California, Berkeley. We believe Dr. Steingart is qualified to serve on the Board because of his technical and industry credentials as an electrochemistry expert and research scientist, and an advisor to start-up companies in the energy sector, as well as his 24 years of experience in electrochemical technologies and commercializing, specifically in helping companies scale up production and forecast internal process growth to enable product-market fit.

Jessica Wirth Strine

Jessica Wirth Strine, 46, has served as a director of T1 Energy since November 2023. Ms. Strine is the CEO and Managing Partner of Jasper Street Partners LLC, an independent corporate advisory firm that she co-founded in 2020. In this capacity, Ms. Strine has served as an external consultant to several public companies on corporate governance, sustainability practices, and investor relations. Prior to founding Jasper Street Partners, Ms. Strine served as a Senior Director of Investment Stewardship at The Vanguard Group, from 2018 to 2020. From 2012 to 2017, Ms. Strine was employed by BlackRock, Inc., where she served as an energy sector portfolio manager and director of research within the company’s fundamental active equities business. From 2004 to 2012, Ms. Strine was a sector portfolio manager and equity research analyst at Putnam Investments, where she also co-managed the Global Energy Fund and Global Natural Resources Fund. Prior to this time, from 2001 to 2004, Ms. Strine worked in equity research at Wellington Management Company. Ms. Strine is a graduate of Dartmouth College with a B.A. in Psychological & Brain Sciences, and she holds an M.B.A with a Finance concentration from the Wharton School at the University of Pennsylvania. We believe Ms. Strine is qualified to serve on the Board because of her expertise in investment management, financial analysis, commodities and energy, and environmental, social, and governance (“ESG”), including sustainability strategy.

Required Vote

Each director will be elected by a majority of the votes cast (i.e., the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST that nominee, excluding abstentions).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

General Information About the Board of Directors

Director Independence

The Board has established director independence standards, which are included in our Corporate Governance Guidelines, available on our website at ir.t1energy.com/governance, that are consistent with applicable NYSE listing standards. The NYSE listing standards generally define an “independent director” as a person who the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and require that a majority of a board of directors be independent. The Board has determined that Mr. Kantor, Mr. Manners, Mr. Slettemoen, Dr. Steingart, Ms. Strine and Mr. Anderson are “independent directors,” as defined in the NYSE listing standards.

Leadership Structure of our Board of Directors

Our Corporate Governance Guidelines do not mandate that the roles of Chair and CEO be separated or combined. Our Board exercises its discretion in combining or separating these positions as it deems appropriate in the best interests of the Company. Under our Corporate Governance Guidelines, if the Chair of the Board is not an independent director, the Board may appoint a Lead Independent Director.

We believe that our current board structure is effective in supporting strong board leadership. Currently, Mr. Barcelo serves as Chief Executive Officer and Chairman of the Board. The Board has determined in its judgment that at this time, the Company benefits from having a combined Chairman and CEO position with independent leadership at the committee level that is designed to enhance the Board’s effectiveness in risk oversight. Mr. Barcelo’s unique perspective and experience, as highlighted more fully below, are valuable in setting the overall direction and business and product strategy for the Company.

Board of Directors’ Role in Risk Oversight

One of the key functions of the Board is informed oversight of T1 Energy’s risk management process. The Board’s Audit and Risk Committee is responsible for assisting and advising the Board in its oversight of the enterprise risk management of the Company. In addition, the Board is routinely presented with information at its regularly scheduled and special meetings regarding risks facing the Company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board regular updates about T1 Energy’s business. The Board considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.

A description of the standing committees of the Board and their functions, including those related to risk oversight, is provided below.

Director Attendance at Board of Directors, Committee and Annual Meetings

Our Board held 17 meetings during 2024. Each incumbent director then in office attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served. Directors are encouraged to attend the Company’s annual meeting of stockholders. All but one of the then-serving directors of the Company attended the Company’s 2024 annual general meeting of shareholders.

T1 Energy’s directors meet in executive sessions without management present on a regular basis. Independent directors meet in executive sessions without non-independent directors or management present from time to time, as determined by the independent directors, but no less than one time per year. Such meetings are typically held following regularly scheduled meetings or at such other times as requested by an independent director.

Director Selection and Criteria

The Nominating and Corporate Governance Committee, pursuant to its charter, is responsible for identifying and screening candidates for Board membership and recommending candidates to the entire Board for Board membership.

As set forth in the Company’s Corporate Governance Guidelines, in evaluating director candidates, the Nominating and Corporate Governance Committee will consider the current size and composition of the Board, the needs of the Board and its committees, the candidates’ qualifications, background and experience and other factors that the Nominating and Corporate Governance Committee considers appropriate. While the Board has not established specific minimum qualifications for Board members, the Board believes that the assessment of director qualifications may include numerous factors, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the Board, other time commitments, diversity with respect to professional background, education, and viewpoints, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

The Nominating and Corporate Governance Committee considers recommendations and nominations for candidates to the Board from stockholders, so long as such recommendations and nominations comply with the Company’s Bylaws, as well as applicable laws, rules and regulations. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Secretary.

Committees of the Board of Directors

The Board has established the following standing committees: Audit and Risk Committee; Compensation Committee; and Nominating and Corporate Governance Committee. The Board has also established the Europe Optimization Committee and from time to time, the Board may establish other committees to facilitate the management of our business. The composition and responsibilities of each of the committees of the Board are described below. Members will serve on these committees until their resignation or until as otherwise determined by the Board. Each of the Board’s standing committees has a written charter, which are available on our website at ir.t1energy.com.

Committee Membership

Name	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee
Daniel Barcelo
Peter Matrai
Todd Jason Kantor			🗸
David J. Manners
Tore Ivar Slettemoen	🗸	🗸	🗸
Daniel Artemus Steingart		Chair
Jessica Wirth Strine	🗸		Chair
W. Richard Anderson	Chair		🗸
Mingxing Lin
Number of Meetings in 2024	4	6	5

Audit and Risk Committee

The Audit and Risk Committee since November 2024 consists of W. Richard Anderson, who serves as the chair, Tore Ivar Slettemoen and Jessica Wirth Strine. Each of Mr. Anderson, Mr. Slettemoen and Ms. Strine qualifies as an independent director under the listing standards of the NYSE and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Anderson qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The functions of the Audit and Risk Committee include, among other things, assisting and advising the Board in its oversight of:

•        Accounting and financial reporting processes and internal controls of T1 Energy;

•        The audit and integrity of T1 Energy’s financial statements;

•        T1 Energy’s enterprise risk management and risks and incidents relating to cybersecurity threats;

•        T1 Energy’s compliance with applicable laws and regulations (including U.S. federal securities laws and other legal and regulatory requirements);

•        The qualifications, independence, and performance of T1 Energy’s independent registered public accounting firm;

•        The implementation and performance of T1 Energy’s internal audit function, as applicable;

•        Preparing the committee report required by applicable SEC rules and regulations;

•        Overseeing T1 Energy’s related person transactions policy, including reviewing and approving such transactions; and

•        Overseeing policies and strategies related to ESG matters and reporting.

Compensation Committee

The Compensation Committee since April 2024 consists of Daniel Artemus Steingart, who serves as the chair, and Tore Ivar Slettemoen. Each of Dr. Steingart and Mr. Slettemoen qualifies as an independent director under the listing standards of the NYSE and as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

The functions of the Compensation Committee include, among other things:

•        Overseeing T1 Energy’s compensation policies, plans, benefits, programs and overall compensation philosophy;

•        Overseeing compensation of the CEO and other individuals who are “officers” as defined in Rule 16a-1(f) under the Exchange Act;

•        Evaluating and recommending the compensation plans, policies and programs of T1 Energy;

•        Reviewing and recommending to the Board the form and amount of compensation to be paid for service on the Board and Board committees;

•        Administering T1 Energy’s incentive compensation plans, equity compensation plans and such other plans as designated from time to time by the Board;

•        Assisting the Board in overseeing T1 Energy’s talent management processes; and

•        Preparing the committee report if and as required by applicable SEC rules and regulations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee since November 2024 consists of Jessica Wirth Strine, who serves as the chair, W. Richard Anderson, Todd Jason Kantor and Tore Ivar Slettemoen. Each of Ms. Strine, Mr. Anderson, Mr. Kantor and Mr. Slettemoen qualifies as an independent director under the listing standards of the NYSE.

The functions of the Nominating and Corporate Governance Committee include, among other things:

•        Reviewing the qualifications of, and recommending nominees for election to the Board and its committees, consistent with approved criteria;

•        Gathering information about Board nominees through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process;

•        Considering director nominee recommendations from stockholders;

•        Developing, evaluating and recommending corporate governance practices applicable to T1 Energy;

•        Overseeing the evaluation of T1 Energy’s management;

•        Facilitating and overseeing the annual performance review of the Board and its committees;

•        Reviewing T1 Energy’s CEO succession planning process and reporting its findings and making recommendations to the Board;

•        Reviewing and discussing with management disclosure of T1 Energy’s corporate governance practices; and

•        Evaluating the adequacy of T1 Energy’s corporate governance guidelines.

Europe Optimization Committee

The Europe Optimization Committee consists of Daniel Barcelo, Daniel Artemus Steingart, Tore Ivar Slettemoen and Mingxing Lin. The functions of the Europe Optimization Committee include, among other things:

•        Overseeing and evaluating the economic and strategic plans for T1 Energy’s European businesses and operations;

•        Examining and developing options for strategic monetization options for T1 Energy’s European portfolio;

•        Directing management to allocate the necessary resources and human capital to effectuate the optimization of T1 Energy’s European portfolio; and

•        Selecting external advisors to support management with the above.

Code of Conduct

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our directors, officers, employees and contractors, consultants and agents. The Code of Conduct is available on our website at ir.t1energy.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct. Any waivers of the Code of Conduct for executive officers or directors must be approved by the Board. Any amendments or waivers to the Code of Conduct, if and as required to be disclosed under SEC rules and NYSE listing standards, will be promptly disclosed on our website at ir.t1energy.com.

Communications with the Board

Stockholders of the Company and other interested parties wishing to communicate with the Board or an individual director may send a written communication to the Board or such director at the following address:

T1 Energy Inc.

1211 E 4th St.

Austin, Texas 78702

Attention: Investor Relations

The Executive Vice President of Investor Relations and Corporate Development will review each communication, and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Executive Vice President of Investor Relations and Corporate Development shall discard the communication or inform the proper authorities, as may be appropriate.

DIRECTOR COMPENSATION

The Board reviews director compensation periodically to ensure that the director compensation remains competitive such that T1 Energy is able to recruit and retain qualified directors. T1 Energy’s director compensation program is designed to provide a combination of cash and share-based compensation and to align compensation with T1 Energy’s business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize and reward directors who contribute to the long-term success of T1 Energy.

Non-Employee Director Compensation

The Board approved the following annual cash retainers for non-employee directors for the year ended December 31, 2024:

Description	Cash Fee ($)
Annual director retainer	$100,000
Audit and Risk Committee Chair annual retainer	35,000
Compensation Committee Chair annual retainer	25,000
Nominating and Corporate Governance Committee Chair annual retainer	25,000
Audit and Risk Committee member annual retainer	20,000
Compensation Committee member annual retainer	10,000
Nominating and Corporate Governance Committee member annual retainer	10,000

In setting non-employee director compensation, T1 Energy considers the competitive compensation market for directors in its industry, the demands of the various roles that directors hold, and the time required to fulfill their duties to T1 Energy. Additionally, the Compensation Committee undertakes an annual review of the non-employee director compensation program.

2024 Director Compensation

The following table lists the compensation earned or paid to our non-employee directors, for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock-based Awards ($)(1)	All Other Compensation ($)		Total ($)
W. Richard Anderson(2)	22,853	—	—		22,853
Todd Jason Kantor(3)	—	—	—		—
Mingxing Lin(4)	2,500	640,000	11,613		654,113
David Manners(5)	69,780	—	—		69,780
Peter Matrai	100,000	—	360,000	(6)	460,000
Daniel Artemus Steingart	126,511	—	12,500	(7)	139,011
Jessica Wirth Strine	137,445	—	—		137,445
Tore Ivar Slettemoen(8)	97,692	—	22,500	(9)	120,192
Mimi Berdal(10)	40,797	—	—		40,797
Jason Forcier(11)	40,797	—	—		40,797

____________

(1)      Aggregate grant date fair value of stock-based awards is computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions made in determining the grant date fair value of options under applicable accounting guidance are disclosed in Note 12 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024. As of December 31, 2024, Mr. Lin held 250,000 restricted stock units.

(2)      Mr. Anderson joined the Board in November 2024.

(3)      Mr. Kantor joined the Board in April 2024. He agreed to receive no compensation for his service on the Board.

(4)      Mr. Lin joined the Board in December 2024.

(5)      Mr. Manners was appointed to the Board in April 2024.

(6)      Includes $360,000 in compensation from the Matrai Consulting Agreement as defined and discussed further below.

(7)      Includes compensation of $5,000 for serving on the Company’s Technology Advisory Board, consisting of subject matter experts who provide technology insight to Management. Includes compensation of $7,500 for serving on the Company’s European Portfolio Optimization Committee.

(8)      Mr. Slettemoen joined the Board in April 2024.

(9)      Includes compensation of $22,500 for serving on the Company’s European Portfolio Optimization Committee.

(10)    Ms. Berdal resigned from the Board in April 2024.

(11)    Mr. Forcier resigned from the Board in April 2024.

The following table sets forth the aggregate number of shares of Common Stock underlying outstanding options for each of our non-employee directors on December 31, 2024.

Name	Aggregate Shares Underlying Option Awards
Peter Matrai	200,000
Daniel Artemus Steingart	50,000
Mimi Berdal	150,000
Jason Forcier	50,000

Agreements with T1 Energy Directors

Details of certain agreements with our directors are outlined below.

For a description of the agreement entered into with Mr. Jensen, our former Chief Executive Officer, please see the section titled “Agreements with NEOs” below the 2024 Summary Compensation Table.

Consulting Agreement with Mr. Matrai

We entered into a consultancy agreement with Peter Matrai, our co-founder and a director, to serve as a consultant (the “Matrai Consulting Agreement”) on May 14, 2021. The Matrai Consulting Agreement had a term of three years starting on and from the date of the Business Combination (July 9, 2021). Mr. Matrai’s annual consulting fee is $360,000 as of December 31, 2023 (or a payment of $30,000 per month) and he is eligible to receive share-based compensation awards under the 2021 Plan. The Matrai Consulting Agreement contains customary confidentiality, non-competition, non-solicitation, and intellectual property assignment provisions. Mr. Matrai is expected to be engaged for the majority of his working time in the provision of services in accordance with the Matrai Consulting Agreement.

On August 9, 2024, the Company entered into an amendment to the Matrai Consulting Agreement (the “Matrai Consulting Agreement Amendment”). The Matrai Consulting Agreement Amendment extends the term of the Matrai Consulting Agreement for an additional period of one (1) year, commencing on August 1, 2024 and expiring on July 30, 2025, unless terminated earlier in accordance with the terms of the Matrai Consulting Agreement.

Under the terms of the Matrai Consulting Agreement Amendment, the consultant fee remitted to Mr. Matrai shall remain fixed at $30,000 per month. The Company reserves the right to reduce the consultant fee, provided that such decision is mandated by the Compensation Committee, in its sole discretion, as a general reduction applicable to all executive officers of the Company. All other provisions of the Matrai Consulting Agreement, including customary confidentiality, non-competition, non-solicitation and intellectual property assignment provisions, remain in effect.

Consulting Agreement with Mr. Lin

We entered into an agreement with Mr. Lin to serve as a consultant (the “Lin Consulting Agreement”), which became effective in December 2024. The Lin Consulting Agreement had an initial term of five years starting on and from December 23, 2024. Pursuant to the terms of the Lin Consulting Agreement, the Company shall pay Mr. Lin $40,000 per month and Mr. Lin shall have the title of Chief Strategy Officer during the term of the agreement. The Lin Consulting Agreement contains customary confidentiality, intellectual property assignment and indemnification provisions. Mr. Lin is also party to a letter agreement with the Company dated November 6, 2024, pursuant to which Mr. Lin became eligible to receive an award of Restricted Stock covering 250,000 shares of Common Stock of the Company. The letter agreement provides for a cash gross up payment to Mr. Lin in the amount of any federal income and withholding taxes Mr. Lin incurs in connection with the vesting of his Restricted Stock. Mr. Lin was appointed as a director by Trina Solar (Schweiz) AG under the Trina Cooperation Agreement, described further below.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with this responsibility, the Audit and Risk Committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the independent auditors. The Audit and Risk Committee approves all audit engagement fees and terms associated with the retention of the independent auditors. The Audit and Risk Committee charter requires the Audit and Risk Committee to consider whether the independent audit firm should be rotated. In addition to evaluating rotation of the independent auditors, the Audit and Risk Committee oversees the selection of the lead audit partner.

As a matter of good corporate governance, the Board is requesting our stockholders to ratify the Audit and Risk Committee’s selection of PricewaterhouseCoopers AS as our independent registered public accounting firm for the year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. We value the opinions of our stockholders and believe that stockholder ratification of our appointment is good corporate governance practice.

PricewaterhouseCoopers AS, has served as our auditor since 2020. The Audit and Risk Committee and the Board believe that the retention of PricewaterhouseCoopers AS as our independent auditors is in the best interests of the Company.

If the stockholders do not ratify the selection, the Audit and Risk Committee will reconsider its selection and will also consider this fact when it appoints the Company’s independent auditors for the fiscal year ending December 31, 2026. Even if the selection is ratified, the Audit and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Risk Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives from PricewaterhouseCoopers AS are expected to be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

Required Vote

Approval by the affirmative vote of the holders of a majority of the total number of votes of the Company’s Common Stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the proposal is required to ratify the selection of PricewaterhouseCoopers AS.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

Fees Paid to Independent Registered Public Accounting Firms

The Company’s principal accountant for 2024 and 2023 was PricewaterhouseCoopers AS. The following table sets forth the aggregate fees and expenses billed to us by our independent registered public accounting firm:

	2024	2023
Audit Fees(1)	$1,505,363	$1,349,207
Audit Related Fees(2)	8,489	37,380
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$1,513,852	$1,386,587

____________

(1)      Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)      Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)      Tax fees consist of fees billed for tax consulting services and professional services relating to tax compliance, tax planning, and tax advice.

(4)      Other fees consist of fees billed for advisory services that are not included in the above categories.

Approval of Audit and Permissible Non-Audit Services

Our Audit and Risk Committee charter requires the Audit and Risk Committee to review and approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accounting firm. The Audit and Risk Committee will not approve any services that are not permitted by SEC rules. The Audit and Risk Committee pre-approved all audit, audit related, tax, and non-audit related services to be performed for us by our independent registered public accounting firm.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee reviewed and discussed the consolidated financial statements for the year ended December 31, 2024, with our management and with our independent registered public accounting firm, PricewaterhouseCoopers AS. In addition, the Audit and Risk Committee discussed with PricewaterhouseCoopers AS the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit and Risk Committee also discussed with PricewaterhouseCoopers AS the written disclosures and the independence letter from PricewaterhouseCoopers AS required by the applicable requirements of the PCAOB.

Based on the Audit and Risk Committee’s review of the consolidated financial statements and the review and discussions described in the preceding paragraph, the Audit and Risk Committee recommended to the Board that the consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

W. Richard Anderson (Chair)

Tore Ivar Slettemoen

Jessica Wirth Strine

The above Audit and Risk Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this proxy statement, and irrespective of any general incorporation language in any such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Securities

The following table sets forth information regarding beneficial ownership of our Common Stock as of the Record Date by:

•        Each of T1 Energy’s NEOs and directors;

•        All of T1 Energy’s executive officers and directors as a group; and

•        Each person known by T1 Energy to be the beneficial owner of more than 5% of the shares of our Common Stock.

The beneficial ownership percentages set forth in the table below are based on 155,938,092 shares of Common Stock issued and outstanding as of the Record Date. We have deemed warrants, which are exercisable into shares of Common Stock, RSUs which are vested and not settled, and options that are currently exercisable or exercisable within 60 days to be outstanding and to be beneficially owned by the person holding the warrant, RSU, or option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Directors and Named Executive Officers:
Daniel Barcelo(1)	1,149,998	*
W. Richard Anderson(2)	517,000	*
Todd Jason Kantor(3)	13,818,733	8.8%
Mingxing Lin	—	*
David Manners(4)	110,379	*
Peter Matrai(5)	2,920,383	1.9%
Tore Ivar Slettemoen(6)	5,080,446	3.3%
Daniel Artemus Steingart(7)	33,333	*
Jessica Wirth Strine	—	*
Joseph Evan Calio(8)	1,180,462	*
Einar GS Kilde(9)	322,059	*
Tom Einar Jensen(10)	3,331,869	2.1%
Birger Steen	—	*
Oscar K. Brown	—	*

All Directors and Executive Officers as a group (sixteen (16) persons)(11)	27,524,756	17.1%

5% Holders:
Trina Solar (Schweiz) AG(12)(16)	15,437,847	9.9%
Alussa Energy Sponsor LLC(13)(16)	11,151,357	6.8%
Certain entities affiliated with Encompass Capital Advisors(14)(16)	13,818,733	8.8%
Morgan Stanley(15)(16)	11,554,754	7.4%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Includes 475,000 shares of Common Stock, 224,999 warrants, which are exercisable into an equal number of shares of Common Stock, and 116,666 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date and 333,333 RSUs that are vested and not settled as of the Record Date.

(2)      Includes 517,000 warrants which are exercisable into an equal number of shares of Common Stock,

(3)      Consists of 13,463,268 shares of Common Stock and 355,465 shares of Common Stock subject to exercisable warrants held by Encompass Capital Advisors LLC, as described in footnote 14 to this table. Todd Kantor, as the managing member of Encompass Capital Advisors LLC, may be deemed to beneficially own the securities beneficially owned by Encompass Capital Advisors LLC. Mr. Kantor disclaims beneficial ownership of the foregoing except to the extent of his pecuniary interest therein. The shares beneficially owned by Encompass Capital Advisors LLC and affiliates are counted only once for purposes of the total shares held by such persons.

(4)      Includes 60,379 shares of Common Stock, 50,000 shares of Common Stock subject to warrants.

(5)      Includes 1,573,912 shares of Common Stock, 100,000 shares of Common Stock subject to warrants and 166,666 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date. Also includes 392,586 shares of Common Stock and 687,219 shares of Common Stock subject to exercisable warrants held by EDGE Global. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global. Mr. Matrai disclaims beneficial ownership of the shares held by EDGE Global except to the extent of his pecuniary interest therein. The business address of EDGE Global is 210 Locust Street, Philadelphia, PA 19106.

(6)      Consists of 5,080,446 shares of Common Stock held in the aggregate by Teknovekst Invest AS through its subsidiary Teknovekst Ltd. Tore Ivar Slettemoen is the sole owner of Teknovekst AS, and has the power to direct the vote and disposition of securities held by Teknovest Invest AS. The shares beneficially owned by Teknovekst Invest AS and affiliates are counted only once for purposes of the total shares held by such persons.

(7)      Includes 33,333 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date.

(8)      Includes 680,462 shares of Common Stock and 500,000 RSUs which are vested not settled as of the Record Date.

(9)      Includes 50,000 shares of Common Stock subject to warrants, and 272,059 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date.

(10)    Includes 1,090,953 shares of Common Stock, 1,161,111 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date. Also includes 392,586 shares of Common Stock and 687,219 shares of Common Stock subject to exercisable warrants held by EDGE Global. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global. Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global except to the extent of his pecuniary interest therein. The business address of EDGE Global is 325 Chestnut Street, Philadelphia, PA 19106.

(11)    Consists of 22,424,420 shares of Common Stock, 1,200 shares of Common Stock held by the Beacon Group AS, 1,297,464 warrants, which are exercisable into an equal number of shares of Common Stock, 392,586 shares of Common Stock held by EDGE Global. 687,219 shares of Common Stock subject to exercisable warrants held by EDGE Global, 833,333 shares of Common Stock subject to RSUs that are vested and not settled as of the Record Date and 1,888,534 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date.

(12)    Consists of 15,437,847 shares of Common Stock. The business address of Trina Solar (Schweiz) AG is Birkenweg 4, Wallisellen, Switzerland 8304.

(13)    Consists of 4,186,840 shares of Common Stock and 6,964,517 warrants, which are exercisable into an equal number of shares of Common Stock, held by Alussa Energy Sponsor LLC. The business address of Alussa Energy Sponsor LLC is 251 Little Falls Drive, Wilmington, Delaware 19808.

(14)    Includes 13,463,268 shares of Common Stock and 355,465 warrants, which are exercisable into shares of Common Stock, held by Encompass Capital Advisors LLC by virtue of its position as the subadvisor to certain funds and the investment manager to certain other funds. Encompass Capital Advisors Partners LLC and Todd Jason Kantor, as the managing member of Encompass Capital Advisors LLC, may be deemed to beneficially own the securities beneficially owned by Encompass Capital Advisors LLC. The address of the foregoing entities is c/o Encompass Capital Advisors LLC, 200 Park Avenue, 16th Floor, New York, NY 10166.

(15)    Includes 11,554,754 shares of Common Stock, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by certain operating units (collectively, the “MS Reporting Units”) of Morgan Stanley and its subsidiaries and affiliates (collectively, “MS”). This does not reflect securities, if any, beneficially owned by any operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units in accordance with the Securities and Exchange Commission Release. The securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Capital Services LLC, a wholly-owned subsidiary of Morgan Stanley. The address of the foregoing entities is 1585 Broadway New York, NY 10036.

(16)    The foregoing information is based solely on the information on Schedules 13D and 13G (or their respective amendments) filed with the SEC.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Set forth below are the names, ages, and biographical information for each of our current executive officers.

Name	Age	Position
Daniel Barcelo	55	Chief Executive Officer and Chairman of the Board
Joseph Evan Calio	58	Chief Financial Officer
Andreas Bentzen	49	Chief Technology Officer
Andrew Munro	56	Chief Legal & Policy Officer
Einar GS Kilde	65	Chief Development Officer

Biographical data for each of our current executive officers is set forth below, except for Mr. Barcelo’s biography, which is included in the section entitled “Proposal 1 — Election of Directors.”

Joseph Evan Calio

Joseph Evan Calio, 58, has served as Chief Financial Officer of T1 Energy since June 2024. He previously served as a Managing Director within Energy and Infrastructure Investment Banking at BTIG, LLC (“BTIG”). Prior to BTIG, he spent 14 years at Morgan Stanley, most recently as a Managing Director within Equity Research, covering U.S. exploration and production companies, refiners, and integrated oils. Mr. Calio was ranked by Institutional Investor’s Annual All-America Research Survey in 2012, 2013, 2014, and 2016. Earlier in his career, he held a role within the Energy Investment Banking division at Morgan Stanley and the Energy Proprietary Trading business at JP Morgan. Mr. Calio began his career as a Special Counsel for the U.S. Securities and Exchange Commission. He earned a BS from Lehigh University, a JD from Widener University School of Law, and an LLM from Georgetown University Law Center.

Andreas Bentzen

Andreas Bentzen, 49, has served as Chief Technology Officer of T1 Energy since November 24, 2023. He joined the company in as Executive Vice President, Technology in August 2022. Prior to joining T1 Energy, Dr. Bentzen co-founded Otovo, a leading European residential solar energy and storage company, where he served as the Chief Technology Officer for more than six years between January 2016 and July 2022. Dr. Bentzen has more than 20 years experience in technology and strategic management from both industrial and academic R&D, including working as technology and management consultant for Nofas AS and as the Vice President, Technology for REC Technology U.S., Inc. in San Francisco. He holds a Master of Science from the Norwegian University of Science and Technology (NTNU) and a Ph.D. in physics from the University of Oslo.

Andrew Munro

Andrew Munro, 56, has served as Chief Legal & Policy Officer and Chief Compliance Officer of T1 Energy since May 2025. Mr. Munro has more than 30 years of legal and management experience, having spent the last decade working in the solar energy, manufacturing, and technology industry. Prior to joining T1 Energy, Mr. Munro was employed with SOALRCYCLE and previously held senior leadership positions in several solar manufacturing and technology companies, including serving eight years as General Counsel of Qcells North America, a leading U.S. solar manufacturer. Mr. Munro also served as Chief Legal and Policy Officer of Calypso Energy, Head of Legal at BT Global Services and Infonet, and General Counsel at AssureSat. Mr. Munro started his career at the law firm of Latham & Watkins where he focused on complex commercial, corporate, and finance transactions for technology companies. Mr. Munro earned a B.A. in Economics/Business from the University of California, Los Angeles, and a J.D. from Harvard Law School.

Einar GS Kilde

Einar GS Kilde, 65, has served as Chief Development Officer of T1 Energy since August 2024. Mr. Kilde formerly served as Executive Vice President Project Development. He served as FREYR Legacy’s Executive Vice President Projects from October 2019 until July 2021. Prior to joining FREYR Legacy, Mr. Kilde was Executive Vice President at Bane NOR from October 2017 to September 2019. Prior to Bane NOR, Mr. Kilde was Executive Vice President, Project Execution at Sarawak Energy Berhad from September 2010 to October 2017. Prior to Sarawak Energy Berhad, Mr. Kilde was Executive Vice President and Head of Wafer Division at Renewable Energy Corporation ASA (REC) from August 2007 to July 2009. Mr. Kilde holds a B.S. in Mechanical Engineering from University of Trondheim.

EXECUTIVE COMPENSATION

Compensation Overview

2024 NAMED EXECUTIVE OFFICERS

Current Executive Officers
Daniel Barcelo(1)	Chief Executive Officer
Joseph Evan Calio(2)	Chief Financial Officer
Einar GS Kilde(3)	Chief Development Officer
Former Executive Officers
Tom Einar Jensen(4)	Former Chief Executive Officer
Birger Steen(5)	Former Chief Executive Officer
Oscar K. Brown(6)	Former Chief Financial Officer

____________

(1)      Mr. Barcelo was appointed Chief Executive Officer (“CEO”) effective November 6, 2024.

(2)      Mr. Calio was appointed Chief Financial Officer effective June 13, 2024.

(3)      Mr. Kilde was named as Chief Development Officer in August 2024. He previously served as a non-executive officer as EVP Project Executive Officer.

(4)      Mr. Jensen was appointed Chief Executive Officer in June 2024 after previously serving as Chairman of Board. In November 2024 he transitioned to a non-executive officer role as CEO of European Operations.

(5)      Mr. Steen stepped down as Chief Executive Officer in June 2024.

(6)      Mr. Brown stepped down as Chief Financial Officer in June 2024.

Compensation Governance

Role of the Compensation Committee

The Compensation Committee comprises two directors, both of whom are deemed to be independent, and is chaired by Daniel Artemus Steingart, who was added to the Compensation Committee in April 2024. The Compensation Committee oversees the Company’s compensation policies, plans, benefit programs and overall compensation philosophy. It also approves compensation for executive officers, including the evaluation and recommendation of any plans, policies or programs that executive officers participate in.

Role of Independent Compensation Consultant

The Compensation Committee can retain an outside independent advisor to provide external perspectives and guidance when discharging its duties. In 2024, the Compensation Committee retained Kavea Consulting, LLC (“Kavea”) as its independent outside compensation consultant to provide advice to the Compensation Committee on matters, including director compensation and compensation of our CEO. Kavea did not perform any work for our management team that was not under the Compensation Committee’s purview. Representatives of Kavea attended certain meetings of the Compensation Committee, including meeting with members of the Compensation Committee without members of management present. During 2024, our Compensation Committee reviewed the independence of Kavea using assessment criteria under applicable NYSE rules and concluded that the retention of Kavea did not raise any conflicts of interest.

Compensation Philosophy

The Company’s compensation philosophy applies to all employees, including the NEOs. It is designed to ensure that employees are aligned with the Company’s objectives of delivering results through engaging, motivating and retaining them in accordance with Company values. There are four key principles which, in summary, state that our compensation and benefits practices should:

•        Strengthen and safeguard the Company’s attractiveness in the market.

•        Support the Company’s strategy, values and integrity by promoting the desired corporate culture and behavior.

•        Promote individual and collective team performance.

•        Provide the flexibility to tailor and differentiate according to changing market practices and contributions from the individual, with reference to considerations including their experience, achievements and potential.

These principles are reflected in the operation of our executive compensation program, which balances Company and individual performance, while establishing target compensation levels with reference to a range around market median practices in the relevant market.

The Company experienced tremendous change during 2024. Despite not meeting certain financial and performance expectations and experiencing high turnover at various executive officer positions during the past year, we were able to successfully close the Trina Business Combination and now operate and produce revenue at the Company’s 5 GW solar module manufacturing facility in Wilmer, Texas (“G1”). The Company continues to execute on its plans to establish a vertically integrated U.S. solar value chain, coupled with a domestic content strategy.

As a result of this transformative transaction, the Company reevaluated its compensation philosophy and structure, and established key performance metrics that align with the Company’s mission. For more information on these metrics, see the section “Performance Goals for 2025 STIP” below. In connection with the Trina Business Combination, the Board approved special one-time cash and equity awards for Mr. Barcelo and a special one-time equity award for Mr. Calio. The cash award paid to Mr. Barcelo is described in the 2024 Summary Compensation table below. The equity awards granted to Messrs. Barcelo and Calio were granted on January 1, 2025 in the form of restricted stock units (“RSUs”) covering one million shares of T1 Energy’s common stock for Mr. Barcelo and 1.5 million shares of T1 Energy’s common stock for Mr. Calio. One-third of these RSUs vested on the date of grant and the remaining portion will vest in equal installments on each of the first two anniversaries of the grant date. In accordance with SEC rules, these RSUs will be reported in the Company’s 2026 Annual Proxy Statement. The purpose of these awards was to recognize the effort needed to ensure the continued success of ongoing operations through the transition period, to recognize the additional effort needed to integrate the acquired business and to retain these key leaders through a period of time marked by significant market volatility. In determining the size of these awards, the Board considered several factors, including the magnitude of the role the executive would play in driving the success of the business.

Base Salary

The Company seeks to maintain base salary amounts for its employees at or near industry norms after taking into account the employee’s duties and authorities, contributions, prior experience, sustained performance and location. Salaries should not exceed what is believed to be necessary to motivate employees to meet corporate goals. Base salaries are generally reviewed annually, subject to the terms set out in employment contracts and agreements.

Short-Term Incentive Plan (“STIP”)

The STIP provides participants with an opportunity to earn a cash incentive based on an equally weighted combination of quantitative Company and individual performance during the year. In addition to the defined goals, any payout is contingent upon an overarching assessment of Company performance by the Compensation Committee at year-end (a “threshold requirement”). To ensure that outcomes appropriately reflect T1 Energy’s aggregate performance that might not otherwise be reflected in the Company performance goals, the Compensation Committee has the ability to reduce the STIP outcome, including reducing it to zero, based on its assessment of whether the outcome reflects T1 Energy’s broader full-year performance.

The following target opportunities were approved by the Compensation Committee for the NEOs in respect of 2024, expressed as a percentage of year-end base salary.

Role	2024 STIP Target Opportunity (% of Salary)
CEO and Chief Financial Officer	100%
EVP Corporate Development and Chief Operating Officer	75%
Other NEOs	50%

Company Performance (50% of outcome)

Three performance measures were approved in respect of the Company performance element for the 2024 STIP:

•        Achieve automatic production at the CQP of 10 cells that are mechanically in-spec and chargeable and dischargeable by end of April 2024 (20%).

•        Receive conditional financing approval for Giga America based on conventional technology building on IRA subsidies by end of December 2024 (15%).

•        Assure cash spending in accordance with budget on a monthly basis and accurate and compliant financial reporting on a quarterly basis (15%).

Individual Performance (50% of outcome)

The Compensation Committee believes that it is important for all STIP participants, including the NEOs, to have an element of their STIP opportunity tied directly to individual performance. This enables an assessment of performance relative to key performance indicators and milestones that align to individual strategic priorities, with consideration to how they were achieved in accordance with our values.

Three key performance indicators were established with each NEO at the start of the year, with final performance determinations to be made for each individual participant as to their performance achievement based on personal and manager assessments.

Threshold Requirement

To ensure that outcomes appropriately reflect T1’s aggregate performance that might not otherwise be reflected in the Company performance goals, the Compensation Committee has the ability to reduce the STIP outcome, including reducing it to zero, based on its assessment of whether the outcome reflects T1’s broader full-year performance. In making this assessment, the Compensation Committee considers indicators, including, but not limited to, the following:

•        Safety

•        Company reputation;

•        Achievement of key milestones; and

•        The impact of in-year achievements on long-term performance.

Performance Goals for 2025 STIP

Due to the transformation that T1 Energy has undergone as a result of the Trina Business Combination, the Board revised the STIP performance goals for fiscal year 2025 to include seven corporate performance measures and three individual performance measures. These measures include goals related to environmental, health and safety compliance; CFIUS approval; integration of the acquired business; corporate transformation; operations at G1;

development of the Company’s solar cell manufacturing facility; EBITDA; and individual metrics tied to specific roles within the Company. The new performance measures are intended to promote our pay-for-performance compensation philosophy.

Long-Term Incentive Plan (“LTIP”)

In support of our compensation philosophy, we believe that a portion of an executive’s compensation should be at risk and aligned with Company performance. The Compensation Committee considers at-risk pay to include STIP and LTIP awards given that the eventual value will vary based on performance and, in the case of LTIP awards, our stock price. Information on LTIP awards granted to our NEOs in 2024 can be found in the Summary Compensation Table below.

Role of Stockholders

T1 Energy is committed to meaningful investor outreach. We embrace an open and accessible relations program for current and prospective investors, that provides a forum for dialogue. At last year’s annual meeting, the advisory vote on executive compensation received 72.8% approval, reflecting strong stockholder confidence in our approach on executive compensation. During the year, no questions or feedback were received in relation to executive compensation practices.

At our upcoming Annual Meeting, the Board is recommending a vote in favor of an annual say-on-pay vote. By conducting such a vote annually, it provides the Compensation Committee with an opportunity to review insight into views on executive compensation practices across our stockholder base. The Compensation Committee will consider the results of the say-on-pay vote, along with feedback shared during engagement and broader stakeholder perspectives, such as guidance issued by proxy advisors, in discharging its duties.

Clawback Policy

The Compensation Committee previously approved and adopted a compensation recoupment policy to comply with NYSE requirements. The policy applies to current and former executive officers and covers all incentive compensation. In the event of a financial restatement, any compensation that is determined to have been erroneously awarded during the three-year lookback period is subject to repayment. A copy of the Clawback Policy can be found as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024. During the Company’s prior fiscal year, no action was required under this policy.

In addition, certain employment contracts and employment agreements contain additional recoupment provisions.

Insider Trading Policy

The Company maintains insider trading policies and procedures governing the purchase, sale and other dispositions of our securities by our directors, officers, employees and certain other individuals associated with us that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to us. The policy also applies to material public information of the Company, which includes major events involving the Company’s securities, such as the adoption of share repurchase programs. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Anti-Hedging and Anti-Pledging Policies

The Company maintains an Insider Trading Policy that is applicable to all directors and employees, including our NEOs. Among other things, the policy prohibits any director or employee of the Company from (i) engaging in short sales of the Company’s securities (ii) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities (other than NQSOs, RSUs and other compensatory awards issued by the Company) (iii) engaging (directly or indirectly) in hedging transactions, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities, (iv) pledging the Company’s securities as collateral for any loan or as part of any other pledging transaction, unless approved by the Compliance Officer in writing, (v) holding Common Stock in margin accounts, or (vi) placing standing or limit orders on Company securities, unless executed as part of an approved Rule 10b5-1 Plan.

Policies and Practices Related to the Grant of Certain Equity Awards

The Compensation Committee takes into account the timing of our disclosure of material nonpublic information when awarding stock options. Specifically, we generally do not grant stock options (i) during trading blackout periods established under our Insider Trading Policy, or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant. During fiscal year 2024, (i) none of our NEOs were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Use of Employment Contracts and Agreements

The Company has entered into employment contracts and agreements with the NEOs, reflective of typical local market practice and applicable laws. These contracts and agreements, as applicable by NEO, set out terms including compensation, benefits, restrictive covenants and severance obligations upon qualifying termination events. Inclusion of such severance obligations is an important part of the executive compensation program, and they are designed to reflect local market standards and provide assurances to both the Company and NEOs in the event of a termination. None of the contracts or agreements contain any provisions for tax gross-ups in the event of a change in control. Further details on the employment terms and potential severance payments can be found in the section titled “Employment Agreements with NEOs.”

2024 Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by and paid during the years indicated for each of our NEOs:

Name and Title	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)		Non-equity incentive plan ($)(1)	All other compensation ($)(1)(3)	Total ($)
Daniel Barcelo(4)	2024	128,205	1,750,000	—	—		—	292,147	2,170,352
Chief Executive Officer and Chairman of the Board
Joseph Evan Calio(5)	2024	327,692	—	2,306,717	—		600,000	—	3,234,409
Chief Financial Officer
Einar GS Kilde(6)	2024	414,728	—	—	113,628		52,850	10,951	592,158
Chief Development Officer
Tom Einar Jensen(7)	2024	273,740	—	—	1,728,000	(8)	—	546,465	2,548,205
Former Chief Executive Officer	2023	398,363	—	—	1,373,626		—	178,229	1,950,218
Birger Steen(9)	2024	325,850	—	—	—		—	676,716	1,002,566
Former Chief Executive Officer	2023	276,500	—	—	1,502,503		—	69,755	1,848,758
Oscar K. Brown(10)	2024	284,615	—	599,999	105,593		—	54,167	1,044,374
Former Chief Financial Officer	2023	600,000	—	600,003	1,061,022		—	92,050	2,353,075

____________

(1)      All dollar amounts for salary and non-equity incentive plan information in this table that were paid in NOK (relating to Mr. Kilde, Mr. Jensen, and Mr. Steen), were converted to U.S. dollars for the purpose of this disclosure using the average exchange ratio of 0.0931 for 2024 and 0.0948 for 2023.

(2)      Aggregate grant date fair value of share-based awards is computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. We used a Black-Scholes-Merton option pricing model for stock options. For RSUs, the grant date fair value was computed based on the closing market price of our common stock on the grant date. The assumptions made in determining the grant date fair value of options under applicable accounting guidance are disclosed in Note 12 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)      The following table contains a breakdown of the compensation and benefits included under All Other Compensation for 2024 in the Summary Compensation table above.

Name	Defined Contribution Plan(a)	Severance(b)	Life and Health Insurance(c)	Other(d)	Total Other Compensation
Daniel Barcelo	$—	$—	$—	$292,147	$292,147
Joseph Evan Calio	—	—	—	—	—
Einar GS Kilde	10,382	—	569	—	10,951
Tom Einar Jensen	4,425	325,850	681	215,509	546,465
Birger Steen	5,121	651,700	1,005	18,890	676,716
Oscar K. Brown	—	50,000	—	4,167	54,167

____________

(a)      The amounts reflect contributions to the employee’s Norwegian defined contribution pension plan.

(b)      The amounts reflect contractual severance payments that were earned and paid in 2024.

(c)      The amounts reflect life and health insurance benefits.

(d)      Mr. Barcelo received $292,147 relating to his service as Chairman and director of the Board. In November 2024, he was named Chief Executive Officer and agreed to no longer receive separate compensation as Chairman of the Board. Mr. Jensen received consulting payments of $172,377 and director’s compensation of $43,132. Mr. Steen received $18,890 for tax advisory support.

(4)      Mr. Barcelo was appointed Chief Executive Officer in November 2024. He previously served as a non-executive director and Chairman of the Board. The amount in the “Bonus” column for Mr. Barcelo represents a special one-time cash bonus that was paid to Mr. Barcelo in connection with the closing of the Trina Business Combination. This table does not include the special one-time RSUs granted to Mr. Barcelo in connection with the Trina Business Combination, which will be reported in the Company’s 2026 Annual Proxy Statement in accordance with SEC rules. For more information on these awards, see “Compensation Philosophy” above.

(5)      Mr. Calio was appointed Chief Financial Officer in June 2024. This table does not include the special one-time RSUs granted to Mr. Calio in connection with the Trina Business Combination, which will be reported in the Company’s 2026 Annual Proxy Statement in accordance with SEC rules. For more information on these awards, see “Compensation Philosophy” above.

(6)      Mr. Kilde was appointed Chief Development Officer in August 2024. He previously served in a non-executive officer role as EVP Project Executive Officer.

(7)      Mr. Jensen was appointed Chief Executive Officer in June 2024 after previously serving as Chairman of the Board. In November 2024, he transitioned to a non-executive officer role as CEO of European Operations.

(8)      On August 28, 2024, Mr. Jensen was granted 1,500,000 stock options, which had a total grant date fair value of $1.1 million. The options were subject to the achievement of two targets related to Mr. Jensen’s performance as CEO with each target relating to one-half of the total number of stock options. On November 6, 2024, under the terms of Mr. Jensen’s employment termination and consulting contract the two targets were removed and one-third of the options became vested on the closing of the Trina Business Combination and one third of the options will vest on each of the first and second anniversaries of the closing of the Trina Business Combination. The modified stock options had a value of $1.7 million computed in accordance with FASB ASC Topic 718.

(9)      Mr. Steen ceased serving as our Chief Executive Officer and departed the Company in June 2024.

(10)    Mr. Brown ceased serving as our Chief Financial Officer and departed the Company in June 2024.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information, as of December 31, 2024, regarding shares of T1 Energy’s common stock authorized for issuance under T1 Energy’s equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:(1)	13,065,040	$4.61	21,370,399
Equity compensation arrangement not approved by security holders:(2)	661,111	$10.00	—
Total	13,726,151		21,370,399

____________

(1)      Represents shares of Common Stock subject to awards of options and RSUs outstanding under the 2021 Plan.

(2)      Represents Common Stock issuable upon the exercise of outstanding performance stock options issued to Tom Einar Jensen on July 13, 2021, in accordance with his employment agreement. Column (a) excludes common stock issuable upon the exercise of stock options under FREYR Legacy’s 2019 Incentive Stock Option Plan, dated November 9, 2019, as such options are required per their terms to be settled in cash.

See further discussion of our equity compensation plans in Note 12 to our consolidated financial statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our Original Filing.

Employment Agreements with NEOs

Below are descriptions of employment agreements with our current NEOs. These agreements set forth the NEO’s initial compensation, eligibility for employee benefits and potential to receive severance payments and benefits upon a qualifying termination of employment.

Employment Agreement with Daniel Barcelo

We entered into an employment agreement with Mr. Barcelo setting forth the terms and conditions of his employment as our Chief Executive Officer on April 25, 2025. Mr. Barcelo will receive an annual base salary of $800,000. He is eligible to receive an annual cash incentive bonus opportunity in an amount up to 100% of his base salary pursuant to T1 Energy’s short-term incentive plan and receive awards under the 2021 Plan. For the 2025 fiscal year, Mr. Barcelo’s annual equity awards will consist of two separate awards: (i) restricted stock units (“RSUs”) covering a number of shares of common stock of the Company with a fair market value at the time of grant equal to 150% of his base salary, which will vest in substantially equal tranches on each of the first three anniversaries of the grant date, subject to his continued active employment with the Company on the applicable vesting date and (ii) RSUs covering a number of shares of common stock of the Company with a fair market value at the time of grant equal to 150% of his base salary, which will fully vest on the first anniversary of the grant date, subject to his continued active employment with the Company on the vesting date.

If Mr. Barcelo’s employment is terminated by the Company without cause or if he resigns for good reason, he will be eligible to receive (i) continued payment of one year of his then-current base salary (which will increase to 18 months of his then-current base salary if such termination occurs within 12 months following a change in control), (ii) any earned but unpaid annual cash bonus payable in respect of any previously completed fiscal year, (iii) a pro-rated annual cash bonus for the year in which his termination of employment occurs, (iv) up to six months of reimbursed COBRA premiums and (v) unless Mr. Barcelo transitions to a Board only role following such termination of employment, full accelerated vesting of all unvested equity awards (with any performance-based equity awards being deemed achieved at target performance levels). In the event of a change in control, any equity award granted to Mr. Barcelo between April 25, 2025 and April 25, 2026 will become fully vested upon such change in control. In addition, if Mr. Barcelo no longer serves as our CEO (except in connection with a termination of his employment for cause, his resignation without good reason or as a result of his death or disability), any unvested equity awards will become fully vested at the time he ceases to serve as our CEO.

Employment Agreement with Joseph Evan Calio

We entered into an employment agreement with Mr. Calio to serve as our Chief Financial Officer in June 2024. Mr. Calio’s annual salary as of December 31, 2024 was $600,000 and he is eligible to participate in the group bonus scheme with a target bonus potential of 100% of his base salary. Mr. Calio received a one-time award of RSUs with respect to a number of shares of common stock of the Company (the “Sign-On RSUs”). The number of Sign-On RSUs awarded equaled a nominal value of $3.0 million divided by the volume weighted average price of the common stock of the Company for a 15 trading day period ending on the first date of employment. In the first three years of service, Mr. Calio is entitled to receive a grant of 300,000 of NQSOs and a grant of RSUs with a fair market value of $600,000. Upon a termination of Mr. Calio’s employment without cause or his resignation for good reason (“Qualifying Termination”), Mr. Calio would be entitled to receive a cash severance payment equal to 12 months of his base salary, payable in substantially equal installments during the 12 month period immediately following the date of his termination, and reimbursement of COBRA premiums for a period of six months following the date of his termination. In the event of a Qualifying Termination within 12 months following a change in control, Mr. Calio’s outstanding equity awards would become fully vested.

Employment Agreement with Einar GS Kilde

We entered into an employment agreement with Mr. Kilde in May 2021. Mr. Kilde’s annual salary as of December 31, 2024 was NOK 4.5 million and he is eligible to participate in the group bonus scheme with a target bonus potential of 50% of his base salary. Mr. Kilde is eligible to receive equity awards under the 2021 Plan. Upon a termination of Mr. Kilde’s employment, except for certain instances of termination for cause, Mr. Kilde would be entitled to receive a cash severance payment equal to 18 months of his base salary to be paid in a lump sum in the month after such termination of employment and acceleration of his unvested equity awards on the date of termination.

Restrictive Covenants

Each NEO employment agreement contains post-termination restrictive covenants, including with respect to non-competition, non-solicitation and confidentiality. With respect to Mr. Kilde, T1 Energy may decide to waive the covenant not to compete. If the covenant is waived, we will not be required to make the payments described above for Mr. Kilde for the period(s) that the waiver is in effect.

Other Agreements

Employment Termination and Consulting Contract with Tom Einar Jensen

We entered into an employment termination and consulting contract with Mr. Jensen in connection his termination of employment from the Company. Pursuant to such contract, Mr. Jensen received cash severance in an amount equal to NOK 3,500,000, reflecting 6 months of his base salary, which was the required severance stipulated in his employment agreement in connection with an involuntary termination initiated by the Company (not for cause related issues, as defined in the agreement). Mr. Jensen’s previously granted performance options vested one-third on the closing of the Trina Business Combination and one-third of the performance options will become vested on each of the first and second anniversaries of the closing of the Trina Business Combination. On Mr. Jensen’s separation date, he agreed to be engaged as a consultant on a full-time basis in the role of Chief Executive Officer — Europe of the Company. The purpose of the services is to optimize the Group’s European Portfolio, including to actively cooperate to transition the role, duties and responsibilities to the new Chief Executive Officer with compensation of $30,000 per month. Mr. Jensen’s consulting arrangement is scheduled to terminate at the earlier of the one year anniversary of his termination date, death, or either party providing four weeks’ notice.

Separation Agreement with Birger Steen

We entered into a separation agreement with Mr. Steen in connection with his termination of employment from the Company. Pursuant to his separation agreement, Mr. Steen received cash severance in an amount equal to NOK 7,000,000, reflecting 12 months of his base salary, which was the required severance stipulated in his employment agreement in connection with an involuntary termination initiated by the Company (not for cause related issues, as defined in the agreement). The separation agreement also provided that Mr. Steen’s vested options would be subject to a three-month exercise period from the termination date and that unvested options on his termination date would be forfeited.

Separation Agreement with Oscar K. Brown

We entered into a separation agreement with Mr. Brown in connection with his termination of employment from the Company. Pursuant to his separation agreement, Mr. Brown received a lump sum cash severance payment equal to $50,000. All of Mr. Brown’s unvested equity awards were automatically forfeited without payment upon his termination of employment.

Outstanding Equity Awards at Year End

The following table provides information on the holdings of stock and option awards by our NEOs as of December 31, 2024. There were no other stock or option awards held by our NEOs as of December 31, 2024.

	Option awards							Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of unearned shares, units or other rights that have not vested (#)(2)	Market or payout value of unearned shares, units or other rights that have not vested ($)
Daniel Barcelo	50,000		—		—	$10.00	6/15/2027	—	—
Daniel Barcelo	33,333		16,667		—	$11.83	8/18/2027	—	—
Daniel Barcelo	16,667		33,333		—	$7.68	6/27/2028	—	—
Joseph Evan Calio	—		—		—	—	—	1,267,427	$3,269,962
Einar GS Kilde	1,185		—		—	$10.00	7/09/2026	—	—
Einar GS Kilde	100,000		—		—	$10.00	7/09/2026	—	—
Einar GS Kilde	50,630		25,316		—	$8.47	6/09/2027	—	—
Einar GS Kilde	1,388		694		—	$12.95	9/07/2027	—	—
Einar GS Kilde	25,770		51,540		—	$7.55	5/22/2028	—	—
Einar GS Kilde	—		105,000		—	$1.55	1/15/2029	—	—
Einar GS Kilde	—		21,000		—	$1.43	3/15/2029	—	—
Tom Einar Jensen	687,220	(3)	—		—	$1.22	9/20/2025	—	—
Tom Einar Jensen	661,111		—		—	$10.00	7/13/2026	—	—
Tom Einar Jensen	500,000		1,000,000	(4)	—	$1.23	8/28/2029	—	—

____________

(1)      Stock options generally vest and become exercisable in three equal installments on each of the first three anniversaries of the grant date.

(2)      Reflects RSUs that vest as described in the table below:

Name	Year of Grant	Number of Unvested Units	Vesting Schedule
Joseph Evan Calio	2024	1,267,427	RSUs subject to three-year pro-rata vesting on 6/13/2025, 6/13/2026, and 6/13/2027

(3)      These warrants are held by EDGE Global. Mr. Jensen and Mr. Matrai are co-owners of EDGE Global, and the above amount may not reflect the actual shares ultimately provided to Mr. Jensen. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global except to the extent of his pecuniary interest therein.

(4)      50% of these stock options will vest on each of the first and second anniversaries of the closing of the Trina Business Combination.

Pay Versus Performance Disclosure

Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and non-PEO NEOs and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see the section titled “Executive Compensation” included above. We do not currently use any other financial performance measure to link CAP to the CEO and our other NEOs to the Company’s performance.

Year	Summary compensation table total PEO 1(1)	Summary compensation table total PEO 2(1)	Summary compensation table total PEO 3(1)	Compensation actually paid to PEO 1(1)(2)	Compensation actually paid to PEO 2(1)(2)	Compensation actually paid to PEO 3(1)(2)	Average summary compensation table total for non-CEO NEOs(1)	Average compensation actually paid to non-CEO NEOs(1)(2)	Net Income (Loss) ($000)(3)
2024	$2,170,352	$1,002,566	$2,548,205	$2,170,352	$833,859	$3,575,260	$1,623,647	$1,733,398	$(450,554)
2023	—	1,848,758	1,950,218	—	514,962	591,910	1,317,925	258,204	(73,096)
2022	—	—	1,004,349	—	—	988,293	2,029,690	2,172,144	(99,119)

____________

(1)      PEO 1 refers to Daniel Barcelo, our current PEO, PEO 2 refers to Birger Steen, and PEO 3 refers to Tom Einar Jensen. Amounts represent CAP to our CEO(s) and the average CAP to our remaining NEOs for the relevant year, as determined under SEC rules and described below, which includes the following individuals for each year:
Year	CEO	Non-CEO Named Executive Officers
2024	Daniel Barcelo, Birger Steen and Tom Einar Jensen	Joseph Evan Calio, Einar GS Kilde and Oscar K. Brown
2023	Birger Steen and Tom Einar Jensen	Oscar K. Brown, Jeremy Bezdek, Andreas Bentzen, Are L. Brautaset, Jan Arve Haugan and Tove Nilsen Ljungquist
2022	Tom Einar Jensen	Oscar K. Brown and Jan Arve Haugan

(2)     SEC rules require certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine CAP as reported in the Pay versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO as realized income, but rather is a value calculated under applicable SEC rules. In general, CAP is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date. The unvested equity values are computed in accordance with the methodology used for financial reporting purposes. The following table details these adjustments. The Company offers neither a defined benefit pension plan nor dividends, so no adjustment for those items is included in the table below.

	2024				2023			2022
	PEO 1	PEO 2	PEO 3	Average Non-CEO NEOs	PEO 2	PEO 3	Average Non-CEO NEOs	PEO 3	Average Non-CEO NEOs
SCT Total	$2,170,352	$1,002,566	$2,548,205	$1,623,647	$1,848,758	$1,950,218	$1,317,925	$1,004,349	$2,029,690
Deduction for amounts reported in the “Stock Awards” column in the SCT	—	—	—	(968,905)	—	—	(141,668)	—	(225,000)
Deduction for amounts reported in the “Option Awards” column in the SCT	—	—	(1,728,000)	(73,074)	(1,502,503)	(1,373,626)	(511,240)	(350,387)	(944,312)
Year end fair value of equity awards granted during the year that are outstanding and unvested as of the last day of the covered year	—	—	—	1,166,847	168,707	210,500	77,527	—	1,402,940

	2024				2023			2022
	PEO 1	PEO 2	PEO 3	Average Non-CEO NEOs	PEO 2	PEO 3	Average Non-CEO NEOs	PEO 3	Average Non-CEO NEOs
Change in fair value of awards granted in prior years that are outstanding and unvested as of the last day of the covered year	—	—	—	16,091	—	(110,498)	(440,407)	222,885	(77,121)
Change in the fair value from the end of the prior year to the vesting date for vested awards during the covered year	—	—	7,555	40,214	—	(84,684)	(43,933)	111,446	(14,053)
Fair value of awards that are granted and vested during the covered year	—	—	2,805,000	—	—	—	—	—	—
For awards granted in prior years that are determined to fail to meet the applicable vesting conditions	—	(168,707)	(57,500)	(71,422)	—	—	—	—	—
CAP	$2,170,352	$833,859	$3,575,260	$1,733,398	$514,962	$591,910	$258,204	$988,293	$2,172,144

(3)      The amounts in this column represent the Company’s disclosed net loss for each reported year. As of 2024, we do not use any other financial performance measure to link CAP to the CEO and our other NEOs to the Company’s performance.

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NEOs

In accordance with Section 14A of the Exchange Act and the related SEC rules, we are asking our stockholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement.

As discussed above, our executive compensation program is a vital tool to attract and retain top talent and ensure that our corporate goals are being met successfully and is designed to provide market competitive compensation and benefit levels that will attract, retain, motivate and reward a talented team of executive officers; integrate pay with the Company’s annual and long-term performance goals; encourage behaviors that are in the best interests of our customers, stockholders and the goals of the organization, and reinforce our culture.

Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and balanced to mitigate risks appropriately.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. Accordingly, we are asking our stockholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation of the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, is hereby approved.”

Required Vote

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s NEOs, as described in this proxy statement. The vote is advisory and is not binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

The affirmative vote of the holders of a majority of the total number of votes of the Company’s Common Stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation of our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below, were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.

In addition to the director and executive officer compensation arrangements discussed above, this section describes transactions, or series of related transactions, since January 1, 2024, to which we were or will be a participant, in which:

•        the amount involved exceeded or will exceed $120,000; and

•        any of our directors, executive officers or beneficial owners of more than 5% of any class of our capital stock, or any members of the immediate family of and any entity affiliated with any such person, had or will have a direct or indirect material interest.

Related Person Transactions

Consulting Agreements

We entered into a consultancy agreement with Peter Matrai, our co-founder and a director, to serve as a consultant (the “Matrai Consulting Agreement”) on May 14, 2021. The Matrai Consulting Agreement had a term of three years starting on and from the date of the Business Combination (July 9, 2021). Mr. Matrai’s annual consulting fee is $360,000 as of December 31, 2023 (or a payment of $30,000 per month) and he is eligible to receive share-based compensation awards under the 2021 Plan. The Matrai Consulting Agreement contains customary confidentiality, non-competition, non-solicitation, and intellectual property assignment provisions. Mr. Matrai is expected to be engaged for the majority of his working time in the provision of services in accordance with the Matrai Consulting Agreement.

On August 9, 2024, the Company entered into an amendment to the Matrai Consulting Agreement (the “Matrai Consulting Agreement Amendment”). The Matrai Consulting Agreement Amendment extends the term of the Matrai Consulting Agreement for an additional period of one (1) year, commencing on August 1, 2024 and expiring on July 30, 2025, unless terminated earlier in accordance with the terms of the Matrai Consulting Agreement.

Under the terms of the Matrai Consulting Agreement Amendment, the consultant fee remitted to Mr. Matrai shall remain fixed at $30,000 per month. The Company reserves the right to reduce the consultant fee, provided that such decision is mandated by the Compensation Committee, in its sole discretion, as a general reduction applicable to all executive officers of the Company. All other provisions of the Matrai Consulting Agreement, including customary confidentiality, non-competition, non-solicitation and intellectual property assignment provisions, remain in effect.

On August 10, 2023, the Company entered into a consultancy agreement with Mr. Jensen (the “Jensen Consultancy Agreement”) related to the provision of transitional and other services by Mr. Jensen. The Jensen Consultancy Agreement provided for payment of $30,000 per month, the grant of 250,000 non-qualified stock options to purchase shares of common stock of the Company with a market condition related to the Company’s stock price. In connection with Mr. Jensen’s appointment as the Company’s CEO on June 6, 2024, the Jensen Consultancy Agreement was terminated.

On November 6, 2024, we also entered into an employment termination and consultancy agreement with our co-founder and former Executive Chair, Tom Einar Jensen (the “Jensen Transition Contract”) related to his termination as Chief Executive Officer of the Company and the provision of transitional and other services by Mr. Jensen in the role of Chief Executive Officer — Europe of the Company. Under the Jensen Transition Contract, Mr. Jensen receives (i) a monthly service fee of $30,000 (pro-rated for any partial months) and (ii) in accordance with Mr. Jensen’s employment contract as the Company’s CEO, a severance payment equal to six months of Mr. Jensen’s base salary at the time of his termination of employment as the Company’s CEO. Furthermore, upon the closing of the Trina Business Combination, one-third of Mr. Jensen’s outstanding performance stock options vested immediately and the remaining unvested portion of the performance stock options will vest 50% on each of the first and second anniversaries of the closing date of the Trina Business Combination.

Lastly, we entered into an agreement with Mr. Lin to serve as a consultant (the “Lin Consulting Agreement”), which became effective in December 2024. The Lin Consulting Agreement had an initial term of five years starting on and from December 23, 2024. Pursuant to the terms of the Lin Consulting Agreement, the Company shall pay Mr. Lin $40,000 per month and Mr. Lin shall have the title of Chief Strategy Officer during the term of the agreement. The Lin Consulting Agreement contains customary confidentiality, intellectual property assignment and indemnification provisions. Mr. Lin is also party to a letter agreement with the Company dated November 6, 2024, pursuant to which Mr. Lin became eligible to receive an award of Restricted Stock covering 250,000 shares of Common Stock of the Company. The letter agreement provides for a cash gross up payment to Mr. Lin in the amount of any federal income and withholding taxes Mr. Lin incurs in connection with the vesting of his Restricted Stock. Mr. Lin was appointed as a director by Trina Solar (Schweiz) AG under the Trina Cooperation Agreement, described further below.

Metier

In 2020, we entered into a framework agreement with Metier, which provides primarily project management and administrative consulting services. The CEO of Metier is the brother of Mr. Kilde, the Company’s Chief Development Officer. For the year ended December 31, 2024, $1.8 million was recognized as general and administrative expenses within the consolidated statements of operations and comprehensive loss included in the Original Filing. For the year ended December 31, 2023, $0.1 million met the requirements for capitalization and is recognized as property and equipment and as of December 31, 2024, the unpaid amount of $0.1 million is recognized in accounts payable and accrued liabilities, both within the consolidated balance sheet included in the Original Filing.

Cooperation Agreement

On April 18, 2024, the Company entered into a cooperation agreement (the “Teknovekst Cooperation Agreement”) with Teknovekst Invest AS, a private limited liability company incorporated under the laws of Norway, Vanir Invest Holding AS, a private limited liability company incorporated under the laws of Norway, Teknovekst AS, a company incorporated under the laws of Norway, and Tore Ivar Slettemoen. Pursuant to the Teknovekst Cooperation Agreement, the Board and all applicable committees thereof approved the appointment of Mr. Slettemoen as a member of the Board, with an initial term that expired at the Company’s 2024 annual meeting of shareholders. In addition, pursuant to the Teknovekst Cooperation Agreement, the slate of director nominees recommended by the Board for election at the 2024 annual meeting of shareholders included Mr. Slettemoen. Under the terms of the Teknovekst Cooperation Agreement, until the later of the date that (i) Mr. Slettemoen ceases to be a member of the Board and (ii) is 30 calendar days prior to the notice deadline under the Company’s Amended and Restated Bylaws for the nomination of non-proxy access director candidates for election to the Board at the Company’s 2025 annual meeting of stockholders, the Investors have agreed to customary standstill restrictions.

Employment Agreements

Employment arrangements with any member of the immediate family of or any entities affiliated with T1 Energy’s executive officers, directors, or holders of more than 5% of any class of T1 Energy’s voting securities requires approval or ratification by T1 Energy’s Audit and Risk Committee.

Savannah Kilde, the daughter-in-law of Einar GS Kilde, the Company’s Chief Development Officer, received approximately $141,000 in total salary and share-based compensation for the fiscal year ended December 31, 2024.

In March 2025, the Company entered into an employment agreement with Luca Barcelo, the son of Daniel Barcelo, the Company’s Chief Executive Officer and Chairman of the Board. Under the terms of the agreement, Luca Barcelo will receive an annual salary of $165,000 and be eligible for STIP and LTIP awards. The agreement contains customary confidentiality, intellectual property ownership and clawback provisions.

Amy Jaick, the sister-in-law of Todd Kantor, a director on the Board, serves as the Company’s Senior Vice President, Communications. Under the terms of Ms. Jaick’s employment agreement, she is entitled to a base salary of $275,000 and is eligible for STIP and LTIP awards. The agreement contains customary confidentiality and intellectual property ownership provisions.

Trina Transaction Agreement

On November 6, 2024, the Company entered into a transaction agreement (the “Transaction Agreement”) with Trina Solar (Schweiz) AG, an entity organized under the laws of Switzerland (the “Seller”) for the acquisition of all legal and beneficial ownership in the shares of capital stock of T1 G1 Dallas Holding Inc. (f/k/a Trina Solar (U.S.) Holding Inc.), a Delaware corporation (the “Trina Business Combination”), which owns, directly or indirectly, all legal and beneficial ownership in the shares of capital stock of, or other ownership, membership or equity interest in (a) T1 G1 Dallas Midco Inc. (f/k/a Trina Solar US Manufacturing Holding Inc.), a Delaware corporation (“G1 Midco”), (b) T1 G1 Dallas Associated Entity LLC (f/k/a Trina Solar US Manufacturing Module Associated Entity 1, LLC), a Texas limited liability company (“G1 Associated”), (c) T1 G1 Dallas Solar Module (Trina) LLC (f/k/a Trina Solar US Manufacturing Module 1, LLC), a Texas limited liability company (“G1”), and (d) Trina Solar US Manufacturing Cell 1, LLC, an Oklahoma limited liability company (“TUM 2”, and together with G1 Midco, G1 Associated and G1, the “Acquired Companies”) (and such acquisition, the “Purchase”). As a result of the Purchase, the Seller currently holds approximately 9.9% of the shares of Common Stock outstanding of the Company.

Under the Transaction Agreement, T1 acquired the Acquired Companies for (i) $100.0 million cash consideration (subject to an adjustment for any leakage); (ii) 15,437,847 shares of Common Stock of the Company (the “Share Consideration”); (iii) a $150.0 million one percent (1%) per annum senior unsecured note due in five (5) years (the “Note Instrument”); and (iv) an $80.0 million seven percent (7%) unsecured convertible note due in five (5) years (the “Convertible Note Instrument”), which, subject to CFIUS approval, is convertible in up to two conversions into 30.4 million shares of Common Stock, in aggregate (the “Conversion Shares”). The Second Conversion is also subject to the Requisite Stockholder Approval.

On December 23, 2024, the Company completed the Purchase (the “Closing”). Pursuant to the Transaction Agreement, the Seller and its affiliates entered into the following agreements: (a) certain agreements with respect to the development, operation and services of the solar cell and solar module manufacturing facilities with Trina Solar Co., Ltd., a company incorporated in China (“Trina Parent”) or certain other subsidiaries and affiliates of Trina Parent (the “Related Commercial Agreements”), (b) a Note Instrument, (c) a Convertible Note Instrument and (d) a Cooperation Agreement.

Trina Commercial Agreements

Module Operational Support Agreement

At Closing, the Company, as manufacturer, and Trina Solar (U.S.), Inc., a Delaware corporation (“TUS”), as service provider, an affiliate of Seller, entered into a module operational support agreement dated December 23, 2024 (the “Module Operational Support Agreement”).

In return for their services, we will pay TUS an annual fee that is 5% of adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) of G1 or the combined adjusted EBITDA of G1 and TUM 2, as applicable, for the relevant year. The calculation of adjusted EBITDA is calculated after deducting the general and administrative allocation (the “G&A allocation”) and all costs outlined in the commercial agreements with Trina. The G&A allocation will be $8 million until a final investment decision is made for the solar cell manufacturing facility owned by TUM 2, after which it will increase to $15 million. Additionally, we will reimburse TUS and its affiliates for any costs and expenses they incur while providing these services.

Sales Agency and Aftermarket Services Agreement

On December 23, 2024, G1 signed a sales agency and aftermarket services agreement with TUS pursuant to which TUS will handle the marketing and sales of solar energy modules made by or for G1. These modules will be branded with trademarks licensed under a separate agreement between Trina Solar Co., Ltd. an entity incorporated in the People’s Republic of China (“TCZ”) and G1, effective from July 16, 2024.

For the marketing and sales services, TUS will earn commissions based on the following:

1.      For the first 1.5 GWs of production capacity: $0.02 per watt if the solar cells are sourced from outside the United States and $0.035 per watt if the solar cells are sourced from within the United States.

2.      For any additional production capacity:

a.      2% of the sales price;

b.      An additional 50% of the sales price exceeding a target price (with a 20% margin); and

c.      A bonus of 5% of the higher of: adjusted EBITDA as defined above of G1 or 60% of the combined adjusted EBITDA of G1 and TUM 2.

3.      For the warranty and aftermarket support services, TUS will receive 1% of the sales price.

The total amount we owe under this agreement under (1) parts (i) and (ii) above of the commission under the marketing and sales services in the sales agency and aftermarket services, (2) certain amounts due under the IP license agreement between TCZ and G1 dated July 16, 2024, as amended by an amendment dated December 23, 2024 and (3) certain amounts due under an amended and restated trademark license agreement, dated December 23, 2024, between TUS and TUM1, will not exceed $200 million per year. This agreement will remain in effect until the later of either the fifth anniversary of the effective date or the date when all obligations under the Credit Agreement are fully repaid or discharged.

IP License Agreement

At Closing, TCZ, as licensor, and the Company, as licensee, entered into an IP license agreement dated December 23, 2024 (the “IP License Agreement”), pursuant to which TCZ grants to the Company: (i) a license to manufacture solar modules and solar cells (the “Licensed Products”) at the solar cell manufacturing facility to be developed by TUM 2 (the “Solar Module Manufacturing Facility”), or any other manufacturing facility owned by G1 or its approved subsidiaries commissioned for the manufacture of solar modules or solar cells approved by TCZ in the U.S. (the “Approved Facilities”); and (ii) a license to access and use the licensed software for the operation of the Solar Module Manufacturing Facility (the “Licensed Software”).

G1 Related Agreements

At Closing, G1 and certain affiliated parties to Seller entered into that certain (i) Sales Agency and Aftermarket Services Agreement, (ii) Amended and Restated Sales Agreement (Solar Cells), (iii) Amended and Restated Sales Agreement (Polysilicon), (iv) Amended and Restated Supply Contract, (v) Amendment No. 1 to Intellectual Property License Agreement, and (vi) Amended and Restated Trademark License Agreement. While the approximate dollar value of these transactions is not determinable at this time, the Company expects such value to exceed $120,000.

Trina Note Instrument

At Closing, the Company and the Seller executed the Note Instrument. Pursuant to the Note Instrument, the Company will repay the principal amount in cash with quarterly repayments of $7.5 million per quarter starting on the first calendar quarter ending after the one-year anniversary of the date of issuance of the Note Instrument and $30.0 million at maturity. Interest will accrue quarterly in arrears at one percent (1%) per annum and will be paid in cash on a quarterly basis starting at Closing. The Company, in its discretion, may prepay the Note Instrument, in whole or in part, at any time prior to maturity date without premium or penalty.

Trina Convertible Note Instrument

At Closing, the Company and the Seller executed the Convertible Note Instrument. Within five (5) business days of obtaining CFIUS approval, the Convertible Note Instrument shall partially convert into approximately 12.5 million shares of the Company’s Common Stock. Within five (5) business days of obtaining Requisite Stockholder Approval, the remaining balance of the Convertible Note Instrument shall convert into approximately 18.0 million additional shares of the Company’s Common Stock. Interest shall accrue quarterly at seven percent (7%) per annum commencing on the issuance date, subject to certain adjustments; however, the Convertible Note Instrument shall never convert to more than approximately 30.4 million shares of Common Stock.

Trina Cooperation Agreement

At Closing, the Company and the Seller entered into a Cooperation Agreement. Pursuant to such agreement, among other things, for so long as the Seller holds 15.4 million shares of the Company’s Common Stock, it shall be entitled to designate for nomination one (1) director to the Board and (ii) for as long as the Seller holds fifteen percent (15%) or more of the Company’s Common Stock, it shall be entitled to designate for nomination two (2) directors to the Board. For so long as there is at least one (1) director designated by the Seller on the Board and at least one (1) such director is an independent director in accordance with the applicable law and stock exchange listing rules and determined by the Board, the Board shall appoint a director designated by the Seller to each of (i) the nominating and corporate governance committee and (ii) the compensation committee.

Pursuant to the Cooperation Agreement, Seller nominated Mingxing Lin as a director to the Board and the Board approved his appointment effective at Closing.

Encompass Preferred Stock Purchase Agreement

On December 23, 2024, T1 Energy issued a first tranche of 5 million shares of its non-voting preferred stock (the “Preferred Stock”) to certain funds and accounts managed by Encompass Capital Advisors LLC, a beneficial owner of more than 5% of the shares of the Company’s Common Stock (collectively, “Encompass”) in exchange for $50.0 million pursuant to the preferred stock purchase agreement entered into by and among T1 Energy and Encompass on November 6, 2024 (the “Preferred Stock Purchase Agreement”). At T1 Energy’s sole discretion upon proceeding to a final investment decision on its solar cell manufacturing facility, the Company may issue an additional second tranche of 5 million shares of Preferred Stock to Encompass in exchange for $50.0 million.

The Preferred Stock has a term of three (3) years from December 23, 2024, and a conversion price of $2.50 per share of Common Stock or such other price as is used in the conversion of the Preferred Stock. T1 Energy will redeem the Preferred Stock at maturity at par value plus any accrued and unpaid interest. The Preferred Stock ranks senior to the Common Stock but junior to all debt obligations of the Company and has a liquidation preference equal to $10.00 per share of Preferred Stock plus accrued but unpaid dividends. T1 Energy also agreed to provide certain registration rights with respect to the Preferred Stock and the shares of Common Stock underlying the Preferred Stock. The Preferred Stock carries 6% cash interest, accruing on the funding of the first tranche and payable in arrears (i) on the dividend date 18 months after the first tranche funding and (ii) every six months after such dividend payment date.

Policies and Procedures for Related Person Transactions

Under our Related Person Transactions Policy adopted by the Board, the Audit and Risk Committee is required to review and, if appropriate, approve or ratify any proposed related person transactions or any related person transactions of which they have become aware, and which have not previously been approved by the Audit and Risk Committee. If Company’s management determines that it is undesirable to wait until a meeting of the Audit and Risk Committee to consummate a related person transaction, the Chair of the Audit and Risk Committee may approve on behalf of the Audit and Risk Committee such related person transaction in accordance with the Related Person Transactions Policy if the aggregate amount involved in the transaction, or series of related transactions, is expected to be less than $250,000. Any such approval must be reported to the Audit and Risk Committee at its next regularly scheduled meeting. In addition, under the policy, any directors interested in a related person transaction must recuse themselves from any vote on the transaction in which they have an interest. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K.

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement

Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2026 annual meeting of stockholders must comply with the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, your proposal(s) must be received by the Company at its principal executive offices, no later than January 23, 2026, which is 120 days before the anniversary of the date this proxy statement is being mailed to stockholders in connection with the Annual Meeting. Proposals should be sent to the Corporate Secretary of the Company at its principal executive offices, 1211 E 4th St., Austin, Texas 78702. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2026 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2026 annual meeting of stockholders outside the processes of Rule 14a-8 under the Exchange Act must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in the Company’s Bylaws. Stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act relating to universal proxy.

To provide timely stockholder notice pursuant to the Company’s Bylaws, such written notice must be received by the Corporate Secretary of the Company at its principal executive offices, 1211 E 4th St., Austin, Texas 78702, no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary date of the prior year’s annual meeting of stockholders. This means that the written notice must be received no earlier than the close of business on March 27, 2026, nor later than the close of business on April 26, 2026. In the event that the 2026 annual meeting of stockholders is scheduled for more than 30 days before, or more than 60 days following, June 25, 2026 (the anniversary of the Annual Meeting), the written notice by the stockholder must be delivered no later than the close of business on the 90th day prior to such annual meeting of stockholders and no later than the close of business on the later of the 60th day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by the Company.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of present or historical fact included in this proxy statement, including, without limitation, T1 Energy’s ability to implement new performance measures that are intended to cover, among other things, its aspirations to build domestic solar and battery supply chains to invigorate America with scalable, reliable and low-cost energy, T1’s mission to provide solar modules and batteries that will deliver abundant energy and plans to create jobs and opportunities in the U.S., any timelines related to T1 Energy’s strategy and operations, any plans related to T1’s delivery of TOPCon modules and the potential output of such modules, T1 Energy’s projected manufacturing output, the ability of solar energy sources and T1 Energy’s assets to meet rising energy demand, T1 Energy’s manufacturing aspirations in the United States, the effect of government policy, including tariff, trade and tax policy, on T1’s business operations and financial condition, T1 Energy’s business priorities for the remainder of 2025, the potential sources of solar components and supply chains, corporate and individual goals related to the integration of the Trina business, any ongoing developments resulting from the Trina Business Combination (including CFIUS approval and the future conversion of securities and note instruments issued in connection with the transaction), the Company’s ability to meet its strategic goals, operations and business objectives, the ability of the Company’s compensation philosophy and performance goals (including under the 2025 STIP and LTIP) to achieve its objectives and principles, the Company’s plans to establish a vertically integrated U.S. solar value chain, the Company’s ability to maintain base salary amounts and provide equity awards, and the Company’s ability to maintain base salary amounts and provide equity awards, and the ability of the Company or any awardees to meet any individual and company performance goals, performance measures and target opportunities, any potential benefits and objectives with respect to the Company’s executive compensation program and any potential benefits resulting from the Trina Business Combination are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside T1 Energy’s control and are difficult to predict. Additional information about factors that could materially affect T1 Energy is set forth under the “Risk Factors” section in T1 Energy’s Annual Report on Form 10-K for the year ended December 31, 2024, and available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, T1 Energy disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this proxy statement. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.

T1 Energy intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1 Energy’s investor relations website (https://ir.t1energy.com/overview/default.aspx) and our news site (https://ir.t1energy.com/ir-news/press-releases/). T1 Energy also intends to use certain social media channels, including, but not limited to, our X account (https://x.com/T1_Energy), our LinkedIn account (https://www.linkedin.com/company/t1energy), and our Instagram account (https://www.instagram.com/t1_energy/), as well as Daniel Barcelo’s X account (https://x.com/danielbarcelo), LinkedIn account (https://www.linkedin.com/in/daniel-barcelo) and Instagram account (https://www.instagram.com/danbarcelo/), as means of communicating with the public and investors about T1 Energy, its progress, products and other matters. While not all the information that T1 Energy posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 Energy encourages investors and others interested to review the information that it posts and to monitor such portions of T1 Energy’s website and social media channels on a regular basis, in addition to following T1 Energy’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1 Energy’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Daniel Barcelo
Daniel Barcelo
Chief Executive Officer and Chairman of the Board

May 23, 2025
Austin, Texas

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 24, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TE2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V75817-P33352 T1 ENERGY INC. The Board of Directors recommends you vote FOR the following: 1. Election of nine directors, each to serve for a one-year term of office expiring at the 2026 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Nominees: 1a. Daniel Barcelo 1b. W. Richard Anderson 1c. Todd Jason Kantor 1d. Mingxing Lin 1e. David J. Manners 1f Peter Matrai 1g. Tore Ivar Slettemoen 1h. Daniel Artemus Steingart 1i. Jessica Wirth Strine For Against Abstain The Board of Directors recommends you vote FOR Proposals 2 and 3: 2. Ratification of the appointment of PricewaterhouseCoopers AS as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. Advisory vote on the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting and any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorey, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V75818-P33352 Annual Meeting of Stockholders of T1 ENERGY INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) Daniel Barcelo, Joseph Evan Calio and Michael Stephan as proxy holders, each with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of T1 ENERGY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in virtual-only meeting format at 12:00 p.m., Eastern Time on June 25, 2025, via www.virtualshareholdermeeting.com/TE2025 and any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of each of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3, and in accordance with the discretion of the named proxy holders on any other matters that may properly come before the Annual Meeting and any postponement or adjournment thereof. CONTINUED AND TO BE SIGNED ON REVERSE SIDE